Exhibit 4.6

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (this “Amendment”) is entered into as of December 21, 2011 by and among Exelon Generation Company, LLC (the “Borrower”), JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto (the “Lenders”).

RECITALS

A. The Borrower, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of March 23, 2011 (as amended, restated or otherwise modified from time to time, the “Existing Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Existing Credit Agreement.

B. The Borrower, the Administrative Agent and the Lenders wish to amend and restate the Existing Credit Agreement in the form of Exhibit A attached hereto (the “Restated Credit Agreement”), subject to the terms and conditions hereof.

C. The Borrower, the Administrative Agent and the undersigned Lenders are willing to enter into this Amendment on the terms and conditions set forth below.

Now, therefore, in consideration for the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendment and Restatement of Existing Credit Agreement. The Borrower, the Administrative Agent and the Lenders agree that the Existing Credit Agreement shall be amended and restated on the Restatement Effective Date (as defined below), such that on the Restatement Effective Date the terms set forth in Exhibit A hereto shall replace the terms of the Existing Credit Agreement. As used in the Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean, from and after the replacement of the terms of the Existing Credit Agreement by the terms of the Restated Credit Agreement, the Restated Credit Agreement. Notwithstanding the foregoing, as of the Amendment Effective Date (as defined below), Section 2.16 of the Existing Credit Agreement and the relevant definitions referenced therein shall be amended and replaced with the terms set forth in Section 2.16 (and the relevant definitions referenced therein) of the Restated Credit Agreement.

2. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

(a) The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s powers, have been duly authorized by all necessary organizational action on the part of the Borrower, and do not and will not contravene (i) the organizational documents of the Borrower, (ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the properties of the Borrower or any Subsidiary.

(b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment, except any order that has been duly obtained and is (i) in full force and effect and (ii) sufficient for the purposes hereof.

(c) This Amendment has been duly executed by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(d) Each of the representations and warranties contained in the Existing Credit Agreement is true and correct on and as of the date hereof as if made on the date hereof.

(e) No Unmatured Event of Default or Event of Default has occurred and is continuing.

3. Effectiveness. (x) This Amendment will become effective when the Administrative Agent shall have received counterparts hereof duly executed by the Borrower and the Majority Lenders (the “Amendment Effective Date”), and (y) the Restated Credit Agreement shall become effective as of the first date (the “Restatement Effective Date”) on which the following conditions precedent are satisfied:

(a) The acquisition by Exelon Corporation of Constellation Energy Group, Inc. pursuant to a transaction in which Constellation Energy Group, Inc. will become a wholly-owned direct or indirect subsidiary of Exelon Corporation (the “Merger”) shall have occurred and the Administrative Agent shall have received a certificate (the statements in which shall be true), dated the Restatement Effective Date and signed by Chief Financial Officer or Treasurer of the Borrower, confirming that (i) the Merger has occurred (or will occur substantially simultaneously upon the occurrence of the Restatement Effective Date), (ii) the representations of the Borrower set forth in the Restated Credit Agreement are true and correct on such date, and (iii) no Event of Default or Unmatured Event of Default (in each case, as defined in the Restated Credit Agreement) has occurred and is continuing on such date.

(b) The Administrative Agent shall have received satisfactory evidence that the representations, warranties, covenants and events of default in the Credit Agreement, dated as of October 15, 2010, among Constellation Energy Group, Inc., various financial institutions as lenders and Bank of America, N.A., as administrative agent (as amended or amended and restated as of the Restatement Effective Date) conform substantially to the comparable provisions in the Restated Credit Agreement.

4. Reference to and Effect Upon the Existing Credit Agreement.

(a) Except as specifically amended and supplemented hereby, the Existing Credit Agreement shall remain in full force and effect to the extent in effect immediately prior to this Amendment and is hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Borrower or any Lender under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement, except as specifically set forth herein.

(c) The provisions set forth in Sections 8.04, 8.09, 8.10 and 8.13 of the Existing Credit Agreement are hereby incorporated into this Amendment mutatis mutandis.

5. Costs and Expenses. The Borrower hereby affirms its obligation under Section 8.04 of the Existing Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment. Delivery of an executed counterpart hereof, or a signature page hereto, by facsimile or other electronic transmittal shall be effective as delivery of a manually executed counterpart of this Amendment.

8. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Credit Agreement as of the date first above written.

EXELON GENERATION COMPANY, LLC

By:	/s/ J. Burnes
Name: J. Burnes
Title: Vice President and Assistant Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as an LC Issuer and as a Lender

By:	/s/ Juan Javellana
Name: Juan Javellana
Title: Executive Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Patrick Martin
Name: Patrick Martin
Title: Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ Diane Rolfe
Name: Diane Rolfe
Title: Director

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Andrew N. Taylor
Name: Andrew N. Taylor
Title: Vice President

BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Chi-Cheng Chen
Name: Chi-Cheng Chen
Title: Vice President

UNION BANK, N.A., as a Lender

By:	/s/ Bryan Read
Name: Bryan Read
Title: Vice President

BNP PARIBAS, as a Lender

By:	/s/ Angela B. Arnold
Name: Angela B. Arnold
Title: Managing Director

By:	/s/ Berangere Allen
Name: Berangere Allen
Title: Director

CITIBANK, N.A., as a Lender

By:	/s/ Anita J. Brickell
Name: Anita J. Brickell
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Frank Sandler
Name: Frank Sandler
Title: Managing Director

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Shawn Young
Name:	Shawn Young
Title:	Director Wells Fargo Bank, National Association

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Shaheen Malik
Name: Shaheen Malik
Title: Vice President

By:	/s/ Rahul Parmar
Name: Rahul Parmar
Title: Associate

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Philippe Sandmeier
Name: Philippe Sandmeier
Title: Managing Director

By:	/s/ Ross Levitsky
Name: Ross Levitsky
Title: Managing Director

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ashwin Ramakrishna
Name: Ashwin Ramakrishna
Title: Authorized Signatory

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Leon Mo
Name: Leon Mo
Title: Senior Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ John Durland
Name: John Durland
Title: Authorized Signatory

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Thames Casey
Name: Thames Casey
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Paul Vastola
Name: Paul Vastola
Title: SVP

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Olsa
Name:	Irja R. Olsa
Title:	Associate Director Banking Products Services US

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director Banking Products Services US

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ John Watt
Name: John Watt
Title: Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Keith L. Burson
Name: Keith L. Burson
Title: Vice President

CIBC INC., as a Lender

By:	/s/ Robert Casey
Name:	Robert Casey
Title:	CIBC Inc.
Authorized Signatory

By:	/s/ Eoin Roche
Name:	Eoin Roche
Title:	CIBC Inc.
Authorized Signatory

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sherrie I. Manson
Name:	Sherrie I. Manson
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jon R. Hinard
Name:	Jon R. Hinard
Title:	Senior Vice President

Final Version

Exhibit A

$5,300,000,000

CREDIT AGREEMENT

dated as of March 23, 2011

(restated as of December 21, 2011)

among

EXELON GENERATION COMPANY, LLC,

as Borrower,

VARIOUS FINANCIAL INSTITUTIONS,

as Lenders,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

BANK OF AMERICA, N.A., BARCLAYS CAPITAL and

THE ROYAL BANK OF SCOTLAND PLC,

as Co-Syndication Agents,

BNP PARIBAS, CITIBANK, N.A., THE BANK OF NOVA SCOTIA,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and WELLS FARGO BANK, N.A.,

as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC, BARCLAYS CAPITAL,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and RBS SECURITIES INC.,

as Joint Active Lead Arrangers and Joint Active Lead Bookrunners

BNP PARIBAS SECURITIES CORP., CITIGROUP GLOBAL MARKETS INC., THE BANK OF

NOVA SCOTIA, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and

WELLS FARGO SECURITIES, LLC,

as Joint Passive Arrangers and Joint Passive Bookrunners

-i-

TABLE OF CONTENTS

(continued)

		Page

	ARTICLE III CONDITIONS PRECEDENT

Section 3.01	Conditions Precedent to Effectiveness	35

Section 3.02	Conditions Precedent to All Credit Extensions	36

	ARTICLE IV REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations and Warranties of the Borrower	36

	ARTICLE V COVENANTS OF THE BORROWER

Section 5.01	Affirmative Covenants	38

Section 5.02	Negative Covenants	41

	ARTICLE VI EVENTS OF DEFAULT

Section 6.01	Events of Default	44

	ARTICLE VII THE AGENTS

Section 7.01	Authorization and Action	46

Section 7.02	Administrative Agent’s Reliance, Etc	46

Section 7.03	Administrative Agent and Affiliates	47

Section 7.04	Lender Credit Decision	47

Section 7.05	Indemnification	47

Section 7.06	Successor Administrative Agent	47

Section 7.07	Co-Documentation Agents, Co-Syndication Agents, Joint Active Lead Arrangers, Joint Passive Arrangers, Joint Active Bookrunners and Joint Passive Bookrunners	48

	ARTICLE VIII MISCELLANEOUS

Section 8.01	Amendments, Etc	48

Section 8.02	Notices, Etc	49

Section 8.03	No Waiver; Remedies	49

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TABLE OF CONTENTS

(continued)

		Page

Section 8.04	Costs and Expenses; Indemnification.	49

Section 8.05	Right of Set-off	50

Section 8.06	Binding Effect	50

Section 8.07	Assignments and Participations.	50

Section 8.08	Governing Law	54

Section 8.09	Consent to Jurisdiction; Certain Waivers	54

Section 8.10	Waiver of Jury Trial	54

Section 8.11	Execution in Counterparts; Integration	55

Section 8.12	USA PATRIOT ACT NOTIFICATION	55

Section 8.13	No Advisory or Fiduciary Responsibility	55

Section 8.14	Termination of Existing Credit Facility	56

Section 8.15	Conversion of Currencies.	56

SCHEDULE I	PRICING SCHEDULE
SCHEDULE II	COMMITMENTS

EXHIBIT A	FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT B	FORM OF NOTICE OF BORROWING
EXHIBIT C	FORM OF INCREASE REQUEST
EXHIBIT D	FORM OF ANNUAL AND QUARTERLY COMPLIANCE CERTIFICATE
EXHIBIT E	FORMS OF U.S. TAX CERTIFICATE

-iii-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of March 23, 2011 is among EXELON GENERATION COMPANY, LLC, the banks and other financial institutions or entities listed on the signature pages hereof, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. The parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.01 Certain Defined Terms. As used in this Agreement, each of the following terms shall have the meaning set forth below (each such meaning to be equally applicable to both the singular and plural forms of the term defined):

“ABR”, when used in reference to any Advance or Borrowing, refers to such Advance, or the Advances comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Funds From Operations” means, for any period, Net Cash Flows From Operating Activities for such period plus Interest Expense for such period minus the portion (but not less than zero) of Net Cash Flows From Operating Activities for such period attributable to any consolidated Subsidiary that has no Debt other than Nonrecourse Indebtedness.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Advance for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMCB in its capacity as administrative agent for the Lenders pursuant to Article VII, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Section 7.06.

“Administrative Questionnaire” means an administrative questionnaire, substantially in the form supplied by the Administrative Agent, completed by a Lender and furnished to the Administrative Agent in connection with this Agreement.

“Advance” means an advance by a Lender to the Borrower hereunder. An Advance may be a Base Rate Advance or a Eurodollar Advance, each of which shall be a “Type” of Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Agents” means the Administrative Agent, the Co-Documentation Agents and the Syndication Agent; and “Agent” means any one of the foregoing.

“Aggregate Commitment Amount” means the total of the Commitment Amounts of all Lenders as in effect from time to time.

“Agreement Currency” has the meaning set forth in Section 8.15(b).

“Alternate Base Rate” means a fluctuating rate of interest equal to the highest of (a) the Prime Rate, (b) the federal funds effective rate from time to time plus 0.5% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the ABR due to a change in the Prime Rate, the federal funds effective rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the federal funds effective rate or the Adjusted LIBO Rate, respectively.

“Applicable Creditor” has the meaning set forth in Section 8.15(b).

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Advance.

“Applicable Margin” - see Schedule I.

“Approved Fund” has the meaning set forth in Section 8.07(a).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest in, or the acquisition of any ownership interest in or the exercise of control over, such Person or its parent company by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.06(a).

“Borrower” means Exelon Generation Company, LLC or any Eligible Successor thereof.

“Borrowing” means a group of Advances of the same Type made, continued or converted on the same day by the Lenders ratably according to their Pro Rata Shares and, in the case of a Borrowing of Eurodollar Advances, having the same Interest Period.

“Business Day” means a day on which banks are not required or authorized to close in Philadelphia, Pennsylvania, Chicago, Illinois or New York, New York, and, if the applicable Business Day relates to any Eurodollar Advance, on which dealings are carried on in the London interbank market.

“Change in Control” means that (i) at any time that Exelon owns (directly or indirectly) less than a majority of the membership interests or capital stock (as applicable) of the Borrower, any person, entity or group (within the meaning of Rule 13d-5 under the Exchange Act), excluding Exelon, shall beneficially own, directly or indirectly, 30% or more of the membership interests or capital stock (as applicable) of the Borrower having ordinary voting power; or (ii) at any time after the Borrower has a Board of Directors or similar governing body (a “Board”), Continuing Directors shall fail to constitute a majority of the Board of the Borrower. For purposes of the foregoing, “Continuing Director” means an individual who (x) is elected or appointed to be a member of the Board of the Borrower by Exelon or an affiliate of Exelon at a time when Exelon owns (directly or indirectly) a majority of the membership interests or capital stock (as applicable) of the Borrower or (y) is nominated to be a member of such Board by a majority of the Continuing Directors then in office.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Documentation Agent” means each of BNP Paribas, Citibank, N.A., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Bank, N.A. in its capacity as a co-documentation agent hereunder.

“Co-Syndication Agent” means each of Bank of America, N.A., Barclays Capital, the investment banking division of Barclays Bank PLC, and The Royal Bank of Scotland plc in its capacity as a co-syndication agent hereunder.

“ComEd” means Commonwealth Edison Company, an Illinois corporation, or any successor thereof.

“ComEd Entity” means ComEd and each of its Subsidiaries.

“Commitment” means, for any Lender, such Lender’s commitment to make Advances and participate in Facility LCs hereunder.

“Commitment Amount” means, for any Lender at any time, the amount set forth opposite such Lender’s name on Schedule II attached hereto or, if such Lender has entered into any Assignment and Assumption, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 or increased pursuant to Section 2.18.

“Commodity Trading Obligations” means the obligations of the Borrower under (i) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity cap agreement, commodity floor agreement, commodity collar agreement, commodity hedge agreement, commodity forward contract or derivative transaction and any put, call or other agreement, arrangement or transaction, including natural gas, power, electric energy, emissions forward contracts, renewable energy credits, or any combination of any such arrangements, agreements and/or transactions, employed in the ordinary course of the Borrower’s business, including the Borrower’s energy marketing, trading and asset optimization business, or (ii) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity cap agreement, commodity floor agreement, commodity collar agreement, commodity hedge agreement, commodity forward contract or derivative transaction and any put, call or other agreement or arrangement, or combination thereof (including an agreement or arrangement to hedge foreign exchange risks) in respect of commodities entered into by the Borrower pursuant to asset optimization and risk management policies and procedures adopted pursuant to authority delegated by the Board of Directors of the Borrower or Exelon. The term “commodities” shall include electric energy and/or capacity, transmission rights, coal, petroleum, natural gas liquids, natural gas, fuel transportation rights, emissions allowances, weather derivatives and related products and by-products and ancillary services.

“Communication” shall have the meaning specified in Section 5.01(b).

“Constellation” means Constellation Energy Group, Inc.

“Constellation Nuclear” shall mean Constellation Energy Nuclear Group, LLC, a Maryland limited liability company.

“Constellation Nuclear Entity” shall mean Constellation Nuclear, LLC, CE Nuclear, LLC and Constellation Nuclear and its Subsidiaries.

“Controlled Group” means each person (as defined in Section 3(9) of ERISA) that, together with the Borrower, would be deemed to be a “single employer” within the meaning of Section 414(b) or 414(c) of the Code.

“Credit Extension” means the making of an Advance or the issuance or modification of a Facility LC hereunder.

“Dollar Equivalent” means, on any date of determination (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent or the applicable LC Issuer pursuant to Section 1.05 using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section.

“Dollars” or “$” refers to lawful money of the United States of America.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) obligations as lessee under leases that shall have been or are required to be, in accordance with GAAP, recorded as capital leases, (v) obligations (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of documentary letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business) and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

“Declining Lender” – see Section 2.17.2.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Advances or participations in Facility LCs within three Business Days after the date required to be funded by it hereunder, unless the subject of a good faith dispute of which such Lender has notified the Administrative Agent, (b) notified the Borrower, the Administrative Agent, an LC Issuer or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed, within three Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances and participations in then outstanding Facility LCs; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days after the date when due, unless the subject of a good faith dispute of which such Lender has notified the Administrative Agent, or (e) has become the subject of a Bankruptcy Event, unless, in the case of any Lender referred to in this clause (e), the Borrower, the Administrative Agent and each LC Issuer shall determine in their sole and absolute discretion that such Lender intends and has all approvals to continue to perform its obligations as a Lender hereunder in accordance with all of the terms of this Agreement.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Effective Date” means the date on which all conditions precedent set forth in Section 3.01 have been satisfied.

“Eligible Assignee” means (i) a commercial bank organized under the laws of the United States, or any State thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its “General Arrangements to Borrow”, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; (iv) the central bank of any country that is a member of the OECD; (v) any Lender; or (vi) any Affiliate (excluding any individual) of a Lender; provided that, unless otherwise agreed by the Borrower and the Administrative Agent in their sole discretion, (A) any Person described in clause (i), (ii) or (iii) above shall also (x) have outstanding unsecured long-term debt that is rated BBB- or better by S&P and Baa3 or better by Moody’s (or an equivalent rating by another nationally recognized credit rating agency of similar standing if either such corporation is no longer in the business of rating unsecured indebtedness of entities engaged in such businesses) and (y) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $100,000,000 (or its equivalent in foreign currency), and (B) any Person described in clause (ii), (iii), (iv), (v) or (vi) above shall, on the date on which it is to become a Lender hereunder, be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 2.14(e)). In no event shall an Eligible Assignee include the Borrower or an Affiliate thereof.

“Eligible Successor” means a Person that (i) is a corporation, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of one of the states of the United States or the District of Columbia, (ii) as a result of a contemplated acquisition, consolidation or merger, will succeed to all or substantially all of the consolidated business and assets of the Borrower or Exelon, as applicable, (iii) upon giving effect to such contemplated acquisition, consolidation or merger, will have all or substantially all of its consolidated business and assets conducted and located in the United States and (iv) in the case of the Borrower, is acceptable to the Majority Lenders as a credit matter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Eurodollar Advance” means any Advance that bears interest as provided in Section 2.06(b).

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” in its Administrative Questionnaire or in the Assignment and Assumption pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Event of Default” - see Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means, with respect to any payment made by the Borrower under this Agreement, any of the following Taxes imposed on or with respect to a Recipient: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or by any other jurisdiction as a result of a present or former connection between such Lender and such jurisdiction (other than any such connection arising as a result of such Lender having executed, delivered or become a party to, performed its obligations or received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement) or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) on the date such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non-U.S. Lender’s failure to comply with Section 2.14(f), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.14(a).

“Exelon” means Exelon Corporation, a Pennsylvania corporation, or any Eligible Successor thereof.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such currency may be exchanged into Dollars at the time of determination on such day on the Reuters Currency pages, if available, for such currency. In the event that such rate does not appear on any Reuters Currency pages, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error. Notwithstanding the foregoing, for purposes of determining the Exchange Rate in respect of a payment made by an LC Issuer on a Facility LC denominated in a Foreign Currency issued by such LC Issuer, the Exchange Rate shall be determined by such LC Issuer (with notice to the Administrative Agent) in accordance with the exchange rate procedures customarily used by such LC Issuer on the date payment is made by such LC Issuer.

“Exchange Rate Date” means, if on such date any outstanding Facility LC is (or any Facility LC that has been requested at such time would be) denominated in a currency other than Dollars, each of:

(a) the last Business Day of each calendar month,

(b) if an Event of Default has occurred and is continuing, any Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion,

(c) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or a notice of a continuation or conversion pursuant to Section 2.09 or (ii) each request for the issuance, amendment, renewal or extension of any Facility LC, and

(d) any other Business Day designated as an Exchange Rate Date by the Administrative Agent upon request of an LC Issuer of outstanding Facility LCs denominated in a currency other than Dollars.

“Existing Credit Facility” means the credit facility evidenced by that certain Credit Agreement, dated as of October 26, 2006, by and among the Borrower, the lenders party thereto, and JPMCB, as administrative agent, as amended.

“Existing Letter of Credit” means each letter of credit issued by an LC Issuer and specified by the Borrower to the Administrative Agent on the Effective Date.

“Exiting Lender”—see Section 2.17.7.

“Facility Fee Rate”—see Schedule I.

“Facility LC” means any letter of credit issued pursuant to Section 2.16 and any Existing Letter of Credit.

“Facility LC Application”—see Section 2.16.3.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fitch” means, Fitch, Inc. and any successor thereto.

“Fitch Rating” means, at any time, the rating issued by Fitch and then in effect with respect to the Borrower’s senior unsecured long-term public debt securities without third-party credit enhancement (it being understood that if the Borrower does not have any outstanding debt securities of the type described above but has an indicative rating from Fitch for debt securities of such type, then such indicative rating shall be used for determining the “Fitch Rating”).

“Foreign Currency” means, with respect to any Facility LC, any currency acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars, and agreed to by the LC Issuer issuing such Facility LC.

“GAAP”—see Section 1.03.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Bank”—see Section 8.07(i).

“Hedging Obligations” mean, with respect to any Person, the obligations of such Person under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate collar agreement, interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Borrower under this Agreement, and (b) Other Taxes.

“Interest Coverage Ratio” means, for any period of four consecutive fiscal quarters of the Borrower, the ratio of Adjusted Funds From Operations for such period to Net Interest Expense for such period.

“Interest Expense” means, for any period, “interest expense” as shown on a consolidated statement of income of the Borrower for such period prepared in accordance with GAAP.

“Interest Period” means, for each Eurodollar Advance, the period commencing on the date such Eurodollar Advance is made or is converted from a Base Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 14 days or 1, 2, 3 or 6 months, as the Borrower may select in accordance with Section 2.02 or 2.09; provided that:

(i) the Borrower may not select any Interest Period that ends after the latest scheduled Termination Date;

(ii) Interest Periods commencing on the same date for Advances made as part of the same Borrowing shall be of the same duration;

(iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, unless such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which case the last day of such Interest Period shall occur on the next preceding Business Day;

(iv) if there is no day in the appropriate calendar month at the end of such Interest Period numerically corresponding to the first day of such Interest Period, then such Interest Period shall end on the last Business Day of such appropriate calendar month; and

(v) the Borrower may not select any Interest Period for an Advance if, after giving effect thereto, the aggregate principal amount of all Eurodollar Advances that have Interest Periods ending after the next scheduled Termination Date for any Exiting Lender plus the stated amount of all Facility LCs that have scheduled expiry dates after such Termination Date would exceed the remainder of (a) the Aggregate Commitment minus (b) the aggregate amount of the Commitments that are scheduled to terminate on such Termination Date.

“IRS” means the United States Internal Revenue Service.

“Joint Active Lead Arranger” means each of J.P. Morgan Securities LLC, Barclays Capital, the investment banking division of Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc. in its capacity as a Joint Active Lead Arranger.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association.

“Judgment Currency” has the meaning set forth in Section 8.15(b).

“LC Fee Rate”—see Schedule I.

“LC Issuer” means each of JPMCB, Bank of America, N.A., Barclays Bank PLC, The Royal Bank of Scotland plc, BNP Paribas, Citibank, N.A., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Union Bank, N.A. and Wells Fargo Bank, N.A. and any other Lender that, with the consent of the Borrower and the Administrative Agent, agrees to issue Facility LCs hereunder, in each case in its capacity as the issuer of the applicable Facility LCs.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the Dollar Equivalent of the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations. The LC Obligations of any Lender at any time shall be its Pro Rata Share of the total LC Obligations at such time.

“LC Payment Date”—see Section 2.16.5.

“LC Pro Rata Share” means the percentage equal to one (1) divided by the total number of LC Issuers.

“LC Sublimit” means the Dollar Equivalent of $3,500,000,000; provided that the Dollar Equivalent of all Facility LCs denominated in a Foreign Currency shall not exceed $135,000,000.

“Lenders” means each of the financial institutions listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

“LIBO Rate” means, with respect to any Eurodollar Advance for any Interest Period, the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page of such page providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Advance for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any lien (statutory or other), mortgage, pledge, security interest or other charge or encumbrance, or any other type of preferential arrangement in the nature of a security interest (including the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

“Majority Lenders” means Lenders having Pro Rata Shares of more than 50% (provided that, for purposes of this definition, neither the Borrower nor any of its Affiliates, if a Lender, shall be included in calculating the amount of any Lender’s Pro Rata Share or the amount of the Commitment Amounts or Outstanding Credit Extensions, as applicable, required to constitute more than 50% of the Pro Rata Shares).

“Material Adverse Change” and “Material Adverse Effect” each means, relative to any occurrence, fact or circumstances of whatsoever nature (including any determination in any litigation, arbitration or governmental investigation or proceeding), (i) any materially adverse change in, or materially adverse effect on, the financial condition, operations, assets or business of the Borrower and its consolidated Subsidiaries, taken as a whole, provided that, except as otherwise expressly provided herein, the assertion against the Borrower or any Subsidiary of liability for any obligation arising under ERISA for which the Borrower or such Subsidiary bore joint and several liability with any ComEd Entity, or the payment by the Borrower or any Subsidiary of any such obligation, shall not be considered in determining whether a Material Adverse Change or Material Adverse Effect has occurred); or (ii) any materially adverse effect on the validity or enforceability against the Borrower of this Agreement.

“Modify” and “Modification”—see Section 2.16.1.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Borrower’s senior unsecured long-term public debt securities without third-party credit enhancement (it being understood that if the Borrower does not have any outstanding debt securities of the type described above but has an indicative rating from Moody’s for debt securities of such type, then such indicative rating shall be used for determining the “Moody’s Rating”).

“Multiemployer Plan” means a Plan that meets the definition in Section 4001(a)(3) of ERISA.

“Net Cash Flows From Operating Activities” means, for any period, “Net Cash Flows provided by Operating Activities” as shown on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, excluding any “Changes in assets and liabilities” (as shown on such statement of cash flows) taken into account in determining such Net Cash Flows provided by Operating Activities.

“Net Interest Expense” means, for any period, Interest Expense for such period minus interest on Nonrecourse Indebtedness.

“Nonrecourse Indebtedness” means any Debt that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Debt is owed has no recourse whatsoever to the Borrower or any of its Affiliates other than:

(i) recourse to the named obligor with respect to such Debt (the “Debtor”) for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset;

(ii) recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect of such Debt in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Debt, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and

(iii) recourse to the Debtor generally or indirectly to any Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Notice of Borrowing”—see Section 2.02(a).

“OECD” means the Organization for Economic Cooperation and Development.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to this Agreement or sold or assigned an interest in this Agreement.

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 8.07(g)).

“Outstanding Credit Extensions” means the sum of the aggregate principal amount of all outstanding Advances plus all LC Obligations.

“Participant” has the meaning assigned to such term in Section 8.07(e).

“Participant Register” has the meaning assigned to such term in Section 8.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Permitted Encumbrance” means (a) any right reserved to or vested in any municipality or other governmental or public authority (i) by the terms of any right, power, franchise, grant (including, without limitation, any financial assistance grant), license or permit granted or issued to the Borrower or (ii) to purchase or recapture or to designate a purchaser of any property of the Borrower; (b) any easement, restriction, exception or reservation in any property and/or right of way of the Borrower for the purposes of roads, pipelines, transmission lines, distribution lines, transportation lines or removal of minerals or timber or for other like purposes or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in title of any property and/or rights of way, which, in each case described in this clause (b), whether considered individually or collectively with all other items described in this clause (b), do not materially impair the use of the relevant property and/or rights of way for the purposes for which such property and/or rights of way are held by the Borrower; (c) rights reserved to or vested in any municipality or other Governmental Authority to control or regulate any property of the Borrower or to use such property in a manner that does not materially impair the use of such property for the purposes for which it is held by the Borrower; and (d) obligations or duties of the Borrower to any municipality or other Governmental Authority that arise out of any franchise, grant, license or permit and that affect any property of the Borrower (including, without limitation, obligations with respect to nuclear waste disposal and related arrangements).

“Permitted Obligations” mean (1) Hedging Obligations of the Borrower or any Subsidiary arising in the ordinary course of business and in accordance with the applicable Person’s established risk management policies that are designed to protect such Person against, among other things, fluctuations in interest rates or currency exchange rates and which in the case of agreements relating to interest rates shall have a notional amount no greater than the payments due with respect to the applicable obligations being hedged and (2) Commodity Trading Obligations.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any other member of the Controlled Group has or may have any liability (including contingent liability).

“Prime Rate” means a rate per annum equal to the prime rate of interest announced by JPMCB as its prime rate (which is not necessarily the lowest rate charged to any customer) in effect at its principal office in New York City.

“Principal Subsidiary” means each Subsidiary, other than, except as provided in the proviso below, any Constellation Nuclear Entity, (i) the consolidated assets of which, as of the date of any determination thereof, constitute at least 10% of the consolidated assets of the Borrower (after giving effect to the acquisition of Constellation by Exelon and any related transfer of assets to the Borrower) or (ii) the consolidated earnings before taxes of which constitute at least 10% of the consolidated earnings before taxes of the Borrower for the most recently completed fiscal year (and, in the case of the fiscal year ended December 31, 2011, after giving pro forma effect to the acquisition of Constellation by Exelon and any related transfer of assets to the Borrower); provided, that, regardless of whether Constellation Nuclear or any of its Subsidiaries is a consolidated Subsidiary of the Borrower, (A) the Constellation Nuclear Entities shall be subject to being tested as Principal Subsidiaries under clauses (i) and (ii) above only at any time that the Borrower shall own, directly or indirectly through one or more other Subsidiaries, 51% or more of the outstanding capital stock (or other comparable interest) of Constellation Nuclear having ordinary voting power (irrespective of whether or not at the time capital stock, or comparable interests, of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency), and (B) the assets and earnings of Constellation Nuclear and its Subsidiaries shall be included in the computation of the 10% tests set forth in clauses (i) and (ii) above, as applicable, only to the extent of the Borrower’s proportional equity interest in Constellation Nuclear.

“Pro Rata Share” means, with respect to a Lender, the percentage that such Lender’s Commitment Amount is of the Aggregate Commitment Amount (disregarding, in the case of Section 2.19 when a Defaulting Lender exists, any Defaulting Lender’s Commitment Amount); provided that if, pursuant to Section 2.17.7, an Exiting Lender is not paid in full on, or retains participations in Facility LCs after, its scheduled Termination Date, then so long as the Termination Date for all other Lenders has not occurred, such Exiting Lender’s “Pro Rata Share” shall be (a) for purposes of determining the Majority Lenders, an amount equal to the principal amount of its outstanding Advances plus the amount of its participations in Facility LCs; (b) for purposes of determining (i) the amount of such Exiting Lender’s share of a requested Borrowing or (ii) such Exiting Lender’s participation in any Facility LC that is issued, or in any increase in the stated amount of any Facility LC that occurs, after such Exiting Lender’s Termination Date, zero; and (c) for purposes of determining the allocation of any payment by the Borrower among the Lenders, the percentage that the amount (if any) of principal, Reimbursement Obligations, interest and fees or other amounts of the type being paid that is owed by the Borrower to such Exiting Lender hereunder is of the aggregate amount of principal, Reimbursement Obligations, interest, fees or other amounts of the type being paid that is owed by the Borrower to all Lenders (including all Exiting Lenders) hereunder. If the Commitments have terminated or expired, the Pro Rata Shares shall be determined based upon the Commitment Amounts most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any LC Issuer.

“Register”—see Section 8.07(c).

“Reimbursement Obligations” means the Dollar Equivalent of the outstanding obligations of the Borrower under Section 2.16 to reimburse an LC Issuer for amounts paid by such LC Issuer in respect of any drawing under a Facility LC.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and regulations issued under such Section with respect to a Single Employer Plan, excluding such events as to which the requirement of Section 4043(a) of ERISA that the PBGC be notified within 30 days after the occurrence of such event is waived under PBGC Regulation Section 4043, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Advances and its LC Obligations at such time.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Borrower’s senior unsecured long-term public debt securities without third-party credit enhancement (it being understood that if the Borrower does not have any outstanding debt securities of the type described above but has an indicative rating from S&P for debt securities of such type, then such indicative rating shall be used for determining the “S&P Rating”).

“Single Employer Plan” means a Plan other than a Multiemployer Plan maintained by the Borrower or any other member of the Controlled Group for employees of the Borrower or any other member of the Controlled Group.

“SPC”—see Section 8.07(i).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether or not at the time capital stock, or comparable interests, of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person (whether directly or through one or more other Subsidiaries). Unless otherwise indicated, each reference to a “Subsidiary” means a Subsidiary of the Borrower.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means, for any Lender, the earlier of (i) the fifth anniversary of the Effective Date (subject to extension as provided in Section 2.17) or (ii) the date on which such Lender’s Commitment is terminated or reduced to zero in accordance with the terms hereof.

“Type”—see the definition of Advance.

“Unfunded Liabilities” means, (i) in the case of any Single Employer Plan, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation date for such Plan using the actuarial assumptions set forth in the most recent actuarial valuation report for such Single Employer Plan, and (ii) in the case of any Multiemployer Plan, the Withdrawal Liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from such Multiemployer Plan.

“Unmatured Event of Default” means any event which (if it continues uncured) will, with lapse of time or notice or both, become an Event of Default.

“U.S. Person” means a “United States” person within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.14(f)(ii)(D)(2).

“Withdrawal Liability” shall have the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

SECTION 1.02 Other Interpretive Provisions. In this Agreement, (a) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (b) the term “including” means “including without limitation”; and (c) unless otherwise indicated, (i) any reference to an Article, Section, Exhibit or Schedule means an Article or Section hereof or an Exhibit or Schedule hereto; (ii) any reference to a time of day means such time in Chicago, Illinois; (iii) any reference to a law or regulation means such law or regulation as amended, modified or supplemented from time to time and includes all statutory and regulatory provisions consolidating, replacing or interpreting such law or regulation; and (d) any reference to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented or otherwise modified from time to time. Except as expressly provided herein, all amounts payable by the Borrower hereunder shall be in Dollars.

SECTION 1.03 Accounting Principles.

(a) As used in this Agreement, “GAAP” means generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the Borrower’s audited consolidated financial statements as of December 31, 2010 and for the fiscal year then ended, as such principles may be revised as a result of changes in GAAP implemented by the Borrower subsequent to such date. In this Agreement, except to the extent, if any, otherwise provided herein, all accounting and financial terms shall have the meanings ascribed to such terms by GAAP, and all computations and determinations as to accounting and financial matters shall be made in accordance with GAAP. In the event that the financial statements generally prepared by the Borrower reflect a change in GAAP that affects the computation of any financial ratio or requirement set forth herein (as contemplated by Section 1.03(b)), the compliance certificate delivered pursuant to Section 5.01(b)(iv) accompanying such financial statements shall include information in reasonable detail reconciling such financial statements which reflect such change in GAAP to financial information that does not reflect such change to the extent relevant to the calculations set forth in such compliance certificate.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein and the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

(c) For purposes of any calculation or determination which is to be made on a consolidated basis (including compliance with Section 5.02(c)), such calculation or determination shall exclude any assets, liabilities, revenues and expenses that are included in Borrower’s financial statements from “variable interest entities” as a result of the application of FIN No. 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51, as updated through FIN No. 46-R and as modified by FIN No. 94.

SECTION 1.04 Letter of Credit Amounts. For purposes of determining the stated amount of any Facility LC, (a) if a Facility LC provides for one or more automatic increases in the amount available to be drawn thereunder (as a result of lapse of time, the occurrence of certain events or otherwise), then the stated amount thereof shall be the maximum amount available to be drawn thereunder during the remaining term thereof assuming all such increases take effect, regardless of whether such maximum amount is then available; and (b) if a Facility LC has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of International Standby Practices 1998, then the stated amount of such Facility LC shall be deemed to be the amount remaining available to be drawn thereunder.

SECTION 1.05 Foreign Currency Calculations. For purposes of determining the Dollar Equivalent of any Facility LC denominated in a Foreign Currency or any related amount, the Administrative Agent shall determine the Exchange Rate as of the applicable Exchange Rate Date with respect to each Foreign Currency in which any requested or outstanding Facility LC is denominated and shall apply such Exchange Rate to determine such amount; provided that the applicable LC Issuer (with notice to the Administrative Agent) shall determine the Exchange Rate with respect to any payment made by such LC Issuer in respect of a Facility LC denominated in a Foreign Currency.

ARTICLE II

AMOUNTS AND TERMS OF THE COMMITMENTS

SECTION 2.01 Commitments. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to (a) make Advances to the Borrower and (b) participate in Facility LCs issued upon the request of the Borrower, in each case from time to time during the period from the date hereof to such Lender’s Termination Date, in an aggregate amount not to exceed such Lender’s Commitment Amount as in effect from time to time; provided that (i) the aggregate principal amount of all Advances by such Lender to the Borrower shall not exceed such Lender’s Pro Rata Share of the aggregate principal amount of all outstanding Advances; (ii) such Lender’s participation in Facility LCs shall not exceed such Lender’s Pro Rata Share of all LC Obligations; and (iii) the Outstanding Credit Extensions shall not at any time exceed the Aggregate Commitment Amount. Within the foregoing limits and subject to the other provisions hereof, the Borrower may from time to time borrow, prepay pursuant to Section 2.10 and reborrow hereunder prior to the latest Termination Date.

SECTION 2.02 Procedures for Advances; Limitations on Borrowings.

(a) The Borrower may request Advances by giving notice (a “Notice of Borrowing”) to the Administrative Agent (which shall promptly advise each Lender of its receipt thereof) not later than 10:00 A.M. on the third Business Day prior to the date of any proposed borrowing of Eurodollar Advances and on the date of any proposed borrowing of Base Rate Advances. Each Notice of Borrowing shall be sent by facsimile and shall be in substantially the form of Exhibit B, specifying therein (i) the requested date of borrowing (which shall be a Business Day), (ii) the Type of Advances requested, (iii) the aggregate principal amount of the requested Advances and (iv) in the case of a borrowing of Eurodollar Advances, the initial Interest Period therefor. Each Lender shall, before 12:00 noon on the date of such borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender’s ratable portion of the requested borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s aforesaid address.

(b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. If a Notice of Borrowing requests Eurodollar Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure of the Borrower to fulfill on or before the requested borrowing date the applicable conditions set forth in Article III, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the requested Advance to be made by such Lender.

(c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any requested borrowing (or, in the case of a borrowing of Base Rate Advances to be made on the same Business Day as the Administrative Agent’s receipt of the relevant Notice of Borrowing, prior to 10:30 A.M. on such Business Day) that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the requested borrowing date in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances made in connection with such borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

(d) The failure of any Lender to make the Advance to be made by it on any borrowing date shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender.

(e) Each Borrowing of Base Rate Advances shall at all times be in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000; and each Borrowing of Eurodollar Advances shall at all times be in an aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000. Notwithstanding anything to the contrary contained herein, the Borrower may not have more than 20 Borrowings of Eurodollar Advances outstanding at any time.

SECTION 2.03 Facility Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a facility fee at a rate per annum equal to the Facility Fee Rate on such Lender’s Pro Rata Share of the Aggregate Commitment Amount (or, after such Lender’s Termination Date, of the principal amount of all Outstanding Credit Extensions) for the period from the Effective Date to such Lender’s Termination Date (or, if later, the date on which all obligations of the Borrower to such Lender hereunder have been paid in full and such Lender has no participation interests in any LC Obligations), payable on the last day of each March, June, September and December and on the such Lenders’ Termination Date (and, if applicable, thereafter on demand).

SECTION 2.04 Reduction of Commitment Amounts.

(a) The Borrower shall have the right, upon at least two Business Days’ notice to the Administrative Agent, to ratably reduce the respective Commitment Amounts of the Lenders in accordance with their Pro Rata Shares; provided that the Aggregate Commitment Amount may not be reduced to an amount that is less than the Outstanding Credit Extensions; and provided, further, that each partial reduction of the Commitment Amounts shall be in the aggregate amount of $10,000,000 or an integral multiple thereof. Any reduction of the Commitment Amounts pursuant to this Section 2.04 shall be permanent, except as expressly provided otherwise herein.

(b) The Borrower may at any time, upon at least two Business Days’ notice to the Administrative Agent, terminate the Commitments so long as the Borrower concurrently pays all of its outstanding obligations hereunder.

SECTION 2.05 Repayment of Advances. The Borrower shall repay all outstanding Advances made by each Lender, and all other obligations of the Borrower to such Lender hereunder, on such Lender’s Termination Date.

SECTION 2.06 Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, as follows:

(a) At all times such Advance is a Base Rate Advance, a rate per annum equal to the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable quarterly on the last day of each March, June, September and December, on the date such Base Rate Advance is converted to a Eurodollar Advance or paid in full and on such Lender’s Termination Date (and, if applicable, thereafter on demand).

(b) At all times such Advance is a Eurodollar Advance, a rate per annum equal to the sum of the Adjusted LIBO Rate for each applicable Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of each Interest Period for such Eurodollar Advance (and, if any Interest Period for such Advance is six months, on the day that is three months after the first day of such Interest Period) or, if earlier, on the date such Eurodollar Advance is converted to a Base Rate Advance or paid in full and on such Lender’s Termination Date (and, if applicable, thereafter on demand).

SECTION 2.07 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Advance:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advances) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any notice that requests the conversion of any Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective and (ii) if any Notice of Borrowing requests a Eurodollar Advance, such Advance shall be made as a Base Rate Advance.

SECTION 2.08 Interest Rate Determination.

(a) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of each applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a) or (b).

(b) If, with respect to any Borrowing of Eurodollar Advances, the Majority Lenders notify the Administrative Agent that the Adjusted LIBO Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

(i) each Eurodollar Advance will automatically, on the last day of the then existing Interest Period therefor (unless prepaid or converted to a Base Rate Advance prior to such day), convert into a Base Rate Advance, and

(ii) the obligation of the Lenders to make, continue or convert into Eurodollar Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.09 Continuation and Conversion of Advances.

(a) The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. on the third Business Day prior to the date of any proposed continuation of or conversion into Eurodollar Advances, and on the date of any proposed conversion into Base Rate Advances, and subject to the provisions of Sections 2.08 and 2.12, continue Eurodollar Advances for a new Interest Period or convert a Borrowing of Advances of one Type into Advances of the other Type; provided that any continuation of Eurodollar Advances or conversion of Eurodollar Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Advances, unless, in the case of such a conversion, the Borrower shall also reimburse the Lenders pursuant to Section 8.04(b) on the date of such conversion. Each such notice of a continuation or conversion shall, within the restrictions specified above, specify (i) the date of such continuation or conversion, (ii) the Advances to be continued or converted, and (iii) in the case of continuation of or conversion into Eurodollar Advances, the duration of the Interest Period for such Advances.

(b) If the Borrower fails to select the Type of any Advance or the duration of any Interest Period for any Borrowing of Eurodollar Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and Section 2.09(a), the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, convert into Base Rate Advances.

SECTION 2.10 Prepayments. The Borrower may, upon notice to the Administrative Agent not later than 10:00 A.M. at least three Business Days prior to any prepayment of Eurodollar Advances or on the date of any prepayment of Base Rate Advances, in each case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (i) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or a higher integral multiple of $1,000,000 in the case of any prepayment of Eurodollar Advances and $5,000,000 or a higher integral multiple of $1,000,000 in the case of any prepayment of Base Rate Advances (provided that if the aggregate amount of Advances made pursuant to Section 2.16 as a result of a drawing under a Facility LC is not $5,000,000 or a higher integral multiple of $1,000,000, then the next prepayment of Base Rate Advances shall be in an aggregate amount that causes the aggregate principal amount of all Base Rate Advances to be either (A) zero or (B) $5,000,000 or a higher integral multiple of $1,000,000) and (ii) in the case of any such prepayment of a Eurodollar Advance, the Borrower shall be obligated to reimburse the Lenders pursuant to Section 8.04(b) on the date of such prepayment.

SECTION 2.11 Increased Costs. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any LC Issuer;

(ii) impose on any Lender or any LC Issuer or the London interbank market any other condition affecting this Agreement or Eurodollar Advances made by such Lender or any Facility LC or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurodollar Advance (or of maintaining its obligation to make any such Advance) or to increase the cost to such Lender, any LC Issuer or such other Recipient of participating in, issuing or maintaining any Facility LC or to reduce the amount of any sum received or receivable by such Lender, such LC Issuer or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such LC Issuer or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such LC Issuer or other Recipient for such additional costs incurred or reduction suffered.

(b) If any Lender or any LC Issuer determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such LC Issuer’s capital or on the capital of such Lender’s or such LC Issuer’s holding company, if any, as a consequence of this Agreement or the Advances made by, or participations in Facility LCs held by, such Lender, or the Facility LCs issued by such LC Issuer, to a level below that which such Lender or such LC

Issuer or such Lender’s or such LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such LC Issuer’s policies and the policies of such Lender’s or such LC Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such LC Issuer such additional amount or amounts as will compensate such Lender or such LC Issuer or such Lender’s or such LC Issuer’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an LC Issuer setting forth the amount or amounts necessary to compensate such Lender or such LC Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such LC Issuer the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such LC Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an LC Issuer pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such LC Issuer notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such LC Issuer’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof, provided that such demand is made within 90 days after the implementation of such retroactive Change in Law.

SECTION 2.12 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Advances or to fund or maintain Eurodollar Advances hereunder, (i) the obligation of such Lender to make, continue or convert Advances into Eurodollar Advances shall be suspended (subject to the following paragraph of this Section 2.12) until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) all Eurodollar Advances of such Lender then outstanding shall, on the last day of the then applicable Interest Period (or such earlier date as such Lender shall designate upon not less than five Business Days’ prior written notice to the Administrative Agent), be automatically converted into Base Rate Advances.

If the obligation of any Lender to make, continue or convert into Eurodollar Advances has been suspended pursuant to the preceding paragraph, then, unless and until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, (i) all Advances that would otherwise be made by such Lender as Eurodollar Advances shall instead be made as Base Rate Advances and (ii) to the extent that Eurodollar Advances of such Lender have been converted into Base Rate Advances pursuant to the preceding paragraph or made instead as Base Rate Advances pursuant to the preceding clause (i), all payments and prepayments of principal that would have otherwise been applied to such Eurodollar Advances of such Lender shall be applied instead to such Base Rate Advances of such Lender.

SECTION 2.13 Payments and Computations.

(a) The Borrower shall make each payment hereunder not later than 10:00 A.M. on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds without setoff, counterclaim or other deduction. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, facility fees and letter of credit fees ratably (other than amounts payable pursuant to Section 2.02(b), 2.11, 2.14 or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(d), from the effective date specified in such Assignment and Assumption, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrower hereby authorizes each Lender, if and to the extent any payment owed to such Lender by the Borrower is not made when due hereunder, to charge from time to time against any of the Borrower’s accounts with such Lender any amount so due. Each Lender agrees to notify the Borrower promptly after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

(c) All computations of interest based on the Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all other computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of any interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of a Eurodollar Advance to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due by the Borrower to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f) Notwithstanding anything to the contrary contained herein, any amount payable by the Borrower hereunder that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to the Alternate Base Rate plus the Applicable Margin in effect from time to time plus 2%, payable upon demand.

SECTION 2.14 Taxes.

(a) Each payment by or on account of the Borrower under this Agreement shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b) The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement (including amounts paid or payable under this Section 2.14(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.14(d) shall be paid within 10 days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing in reasonable detail the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to Section 2.14(f); provided that no Lender shall be liable for the portion of any interest, expenses or penalties that are found by a final non-appealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The indemnity under this Section 2.14(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent and, if requested by the applicable Lender, a copy of any notice of claim of the relevant Governmental Authority at the time the Administrative Agent makes a written demand for indemnification. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement shall promptly deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall promptly deliver such other documentation prescribed by law or at the time or times reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(A) through (E) and Section 2.14(f)(iii) below) shall not be required if the Lender notifies the Borrower and the Administrative Agent that the Lender is waiving its rights under this Section 2.14 to indemnification of the withholding Taxes to which the requested documentation relates. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.14(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to the Borrower shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the appropriate form of Exhibit E (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation”

described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Non-U.S. Lender is a partnership providing an IRS Form W-8IMY on behalf of itself and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Non-U.S. Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including additional amounts paid pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund, including additional amounts paid pursuant to this Section 2.14), net of all out-of-pocket expenses (including any Taxes payable on account of such refund) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.14(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.14(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h) Without prejudice to the survival of any other agreement of the Borrower or any Lender hereunder, the agreements and obligations of the Borrower and the Lenders contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and the termination of this Agreement; provided that no Lender shall be entitled to demand any payment from the Borrower under this Section 2.14 more than one year following the payment to or for the account of such Lender of all other amounts payable by the Borrower hereunder to such Lender and the termination of such Lender’s Commitment; provided, further, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive any payment under this Section 2.14 to the extent that such payment relates to the retroactive application of any Taxes or Other Taxes if such demand is made within one year after the implementation of such Taxes or Other Taxes.

(i) For purposes of Section 2.14(e) and (f), the term “Lender” includes any LC Issuer.

SECTION 2.15 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it to the Borrower or its participation interest in any Facility LC issued for the account of the Borrower (other than pursuant to Section 2.02(b), 2.11, 2.14, 2.17.7 or 8.04(b)) in excess of its ratable share of payments on account of the Advances to the Borrower and LC Obligations obtained by all Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances and/or LC Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.16 Facility LCs.

SECTION 2.16.1 Issuance. Each LC Issuer agrees, on the terms and conditions set forth in this Agreement (including the limitations set forth in Sections 2.01, 2.19 and 3.02), upon the request of the Borrower, to issue standby and direct pay letters of credit in a form reasonably acceptable to the applicable LC Issuer and to extend, increase or otherwise modify Facility LCs (“Modify”, and each such action a “Modification”) for the Borrower, from time to time from the date of this Agreement to the Termination Date; provided that (a) the aggregate amount of LC Obligations owed by the Borrower to any LC Issuer shall not exceed the amount of such LC Issuer’s LC Pro Rata Share of the LC Sublimit (or such higher amount agreed upon in writing between the Borrower and such LC Issuer); (b) the aggregate amount of all LC Obligations shall not exceed the LC Sublimit; (c) the stated amount of all Facility LCs that have scheduled expiry dates after the next scheduled Termination Date for any Lender plus the aggregate principal amount of all Eurodollar Advances that have Interest Periods ending after such Termination Date shall not exceed the remainder of (i) the Aggregate Commitment Amount minus (ii) the aggregate amount of the Commitments that are scheduled to terminate on such Termination Date; and (d) no LC Issuer shall be obligated to issue or Modify any Facility LC if (i) any order, judgment or decree of any court or other governmental authority shall by its terms purport to enjoin or restrain such LC Issuer from issuing such Facility LC or (ii) any applicable law, or any request or directive from any governmental authority having jurisdiction over such LC Issuer, shall prohibit, or request or direct that such LC Issuer refrain from, the issuance of letters of credit generally or of such Facility LC in particular. Facility LCs may be issued for any proper limited liability company (or, if applicable, corporate) purpose. Each Facility LC shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Facility LC (or, in the case of any renewal or extension thereof, one year after such renewal or extension and provided that such Facility LC may contain customary “evergreen” provisions pursuant to which the expiry date is automatically extended by a specific time period unless such LC Issuer gives notice to the beneficiary of such Facility LC at least a specified time period prior to the expiry date then in effect) and (ii) the date that is five Business Days prior to the next scheduled Termination Date in effect at the time of issuance, renewal or extension; provided that with the prior consent of the Administrative Agent and the applicable LC Issuer, such LC Issuer may issue or extend a Facility LC with a later expiration date so long as on or before the date which is seven Business Days prior to the last scheduled Termination Date, whether or not an Event of Default exists, the Borrower shall deposit cash collateral with the Administrative Agent in accordance with Section 2.16.12 in respect of all outstanding Facility LCs with an expiration date later than five Business Days prior to the last scheduled Termination Date. Any Facility LC theretofore issued which contains an “evergreen” or similar automatic extension feature shall, unless the Borrower shall have notified the Administrative Agent and the applicable LC Issuer in writing not less than thirty (30) days (or such shorter period as may be acceptable to the applicable LC Issuer in its sole discretion or such longer period as may be required by the beneficiary of such Facility LC) prior to the date that such Facility LC is scheduled to be automatically extended that the Borrower desires that such Facility LC not be so extended, be automatically extended in accordance with the terms thereof subject to the applicable LC Issuer’s right not to so extend if the conditions precedent to the issuance of such Facility LC would not be satisfied. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an approaching Termination Date, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Facility LCs have expired and all related LC Obligations are satisfied in full. By their execution of this Agreement, the parties hereto agree that on the Effective Date (without any further action by any Person), each Existing Letter of Credit shall be deemed to have been issued under this Agreement and the rights and obligations of the issuer and the account party thereunder shall be subject to the terms hereof.

SECTION 2.16.2 Participations. Upon the issuance or Modification by an LC Issuer of a Facility LC in accordance with this Section 2.16 (or, in the case of the Existing Letters of Credit, on the Effective Date), the applicable LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share; provided, no Lender shall be deemed to purchase from such LC Issuer a participation in any Facility LC in excess of the amount that would cause the aggregate amount of such Lender’s (a) Advances to the Borrower and (b) participations in Facility LCs to exceed such Lender’s Commitment Amount.

SECTION 2.16.3 Notice. Subject to Section 2.16.1, the Borrower shall give the applicable LC Issuer notice prior to 11:00 A.M. at least five Business Days (or such lesser time as the applicable LC Issuer may agree) prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the Foreign Currency in which the Borrower proposes such Facility LC be denominated (which Foreign Currency shall be acceptable to the applicable LC Issuer), the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the applicable LC

Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by an LC Issuer of any Facility LC shall, in addition to the applicable conditions precedent set forth in Article III (the satisfaction of which an LC Issuer shall have no duty to ascertain; provided that no LC Issuer shall issue a Facility LC if such LC Issuer shall have received written notice (which has not been rescinded) from the Administrative Agent or any Lender that any applicable condition precedent to the issuance or modification of such Facility LC has not been satisfied and, in fact, such condition precedent is not satisfied at the requested time of issuance), be subject to the conditions precedent that such Facility LC shall be satisfactory to the applicable LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each a “Facility LC Application”). In the event of any conflict (including any additional terms requiring the posting of collateral) between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

SECTION 2.16.4 LC Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a letter of credit fee at a rate per annum equal to the LC Fee Rate on such Lender’s Pro Rata Share of the Dollar Equivalent of the undrawn stated amount of all Facility LCs for the period from the Effective Date to such Lender’s Termination Date (or, if later, the date on which such Lender has no participation interests in the Facility LCs), payable in arrears on the last day of each March, June, September and December and on the applicable Termination Date (and, if applicable, thereafter on demand). The Borrower also agrees to pay to the applicable LC Issuer for its own account (a) fronting fees in amounts and at times agreed upon between such LC Issuer and the Borrower and (b) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with such LC Issuer’s standard schedule for such charges as in effect from time to time.

SECTION 2.16.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each Lender as to the Dollar Equivalent of the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of an LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each Lender shall be unconditionally and irrevocably liable, without regard to the occurrence of the Termination Date (but subject to Sections 2.17 and 2.16.12), the occurrence of any Event of Default or Unmatured Event of Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the Dollar Equivalent of the amount of each payment made by such LC Issuer under any Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.16.6 (subject to the provisions of Section 2.16.2), plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 A.M. on such day, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Rate for the first three days and, thereafter, at the Alternate Base Rate.

SECTION 2.16.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the applicable LC Issuer on or before the applicable LC

Payment Date in Dollars (or in the case of any Facility LC denominated in a Foreign Currency, the Dollar Equivalent thereof) for any amount to be paid by such LC Issuer upon any drawing under any Facility LC issued for the account of the Borrower, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction) of the applicable LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (ii) the applicable LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. If the Borrower fails to fully reimburse the applicable LC Issuer by 11:00 A.M. on an LC Payment Date, such LC Issuer shall promptly notify the Administrative Agent. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of such LC Payment Date, the Dollar Equivalent of the amount of the unpaid Reimbursement Obligations and such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested Base Rate Advances to be disbursed on the applicable LC Payment Date in an amount equal to the Dollar Equivalent of the unpaid Reimbursements Obligations, without regard to the minimum and multiples specified for Base Rate Advances in Section 2.02(e), but subject to the conditions set forth in Article III. All Reimbursement Obligations that are not fully refinanced by the making of Base Rate Advances because the Borrower cannot satisfy the conditions set forth in Article III or for any other reason shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%. The applicable LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligations in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.16.5.

SECTION 2.16.7 Obligations Absolute. The Borrower’s obligations under this Section 2.16 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower agrees with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Reimbursement Obligations in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with any Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall be binding upon the Borrower and shall not put the applicable LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.16.7 is intended to limit the right of the Borrower to make a claim against an LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.16.6.

SECTION 2.16.8 Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice,

consent, certificate, affidavit, letter, facsimile, message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. An LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.16, an LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holder of a participation in any Facility LC. Each LC Issuer shall be permitted from time to time to designate one of its Affiliates to perform the duties to be performed by such LC Issuer hereunder with respect to Facility LCs denominated in Foreign Currencies. The provisions of this Section 2.16 shall apply to any such Affiliate mutatis mutandis.

SECTION 2.16.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees, from and against any claim, damage, loss, liability, cost or expense which such Lender, such LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including any claim, damage, loss liability, cost or expense which the applicable LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any right the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC that specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, any LC Issuer or the Administrative Agent for any claim, damage, loss, liability, cost or expense to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction) of an LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (b) an LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.16.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

SECTION 2.16.10 Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the applicable LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) or such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.16 or any action taken or omitted by such indemnitees hereunder.

SECTION 2.16.11 Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

SECTION 2.16.12 Cash Collateralization. In the event the Borrower is required to deposit cash collateral pursuant to the provisions of this Article II, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Obligations as of such date plus any accrued and unpaid interest thereon. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the LC Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable LC Issuer for amounts paid by such LC Issuer in respect of a Facility LC for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Obligations. For the avoidance of doubt, no Lender shall have any reimbursement obligations under Section 2.16.5 in respect of any LC Obligations with respect to any Facility LC for which cash collateral has been deposited in accordance with the terms of this Agreement.

SECTION 2.16.13 Exchange Rate Date. The Administrative Agent will determine the Outstanding Credit Extensions on each Exchange Rate Date. If at any time the sum of such amounts exceeds the Aggregate Commitment Amount, whether as a result of fluctuations in currency exchange rates or otherwise, the Borrower shall immediately prepay the Advances in the amount of such excess. To the extent that, after the prepayment of all Advances an excess of the sum of such amounts over the Aggregate Commitment Amount still exists, the Borrower shall promptly cash collateralize the Facility LCs in the manner described in Section 2.16.12 in an amount sufficient to eliminate such excess.

SECTION 2.17 Extensions of Scheduled Termination Date.

SECTION 2.17.1 Extension Requests. The Borrower may, not more than two (2) times, by notice to the Administrative Agent (which shall promptly notify each Lender) not earlier than 60 and not later than 30 days prior to any anniversary of the Effective Date (each, an “Anniversary Date”), request that each Lender extend such Lender’s scheduled Termination Date then in effect (the “Existing Termination Date”) for an additional year from the Existing Termination Date, it being understood that the Termination Date shall not be later than the seventh anniversary of the Effective Date as a result of any such request.

SECTION 2.17.2 Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is 20 days prior to the applicable Anniversary Date, notify the Administrative Agent whether such Lender agrees to the requested extension of the Termination Date (each Lender that determines not to so extend its Termination Date, a “Declining Lender”). Any Lender that does not advise the Administrative Agent on or before the Notice Date that it has agreed to extend the Existing Termination Date shall be deemed to be a Declining Lender.

SECTION 2.17.3 Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section no later than the date 15 days prior to the applicable Anniversary Date.

SECTION 2.17.4 Additional Commitment Lenders. The Borrower shall have the right, at any time after a Lender has become a Declining Lender, to require such Declining Lender to assign and delegate its rights and obligations hereunder to one or more existing Lenders or other financial institutions that have agreed to assume such rights and obligations (each an “Additional Commitment Lender”) pursuant to, and in accordance with the requirements of, Section 8.07.

SECTION 2.17.5 Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders (including Additional Commitment Lenders) that have agreed so to extend their Termination Date (each an “Extending Lender”) shall be more than 50% of the Aggregate Commitment Amount in effect immediately prior to the Anniversary Date, then, effective as of such date, the Termination Date of each Extending Lender (including any applicable Additional Commitment Lender) shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day).

SECTION 2.17.6 Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, no extension of the Termination Date pursuant to this Section shall be effective unless:

(a) no Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(b) the representations and warranties of the Borrower contained in this Agreement are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(c) subject to Section 8.07(h), each LC Issuer shall have consented to such extension (which consent shall not be unreasonably delayed or withheld).

SECTION 2.17.7 Effect of Termination Date for some but not all Lenders. If the scheduled Termination Date for one or more Lenders (each an “Exiting Lender”) occurs on a date that is not the Termination Date for all Lenders, then on such Termination Date (a) the Borrower shall repay all amounts payable to the Exiting Lenders in accordance with Section 2.05, (b) the Commitments of the Exiting Lenders, and the participations of the Exiting Lenders in Facility LCs, shall terminate and (c) the Pro Rata Shares and the participations in Facility LCs of the remaining Lenders shall be redetermined pro rata in accordance with their respective Commitment Amounts after giving effect to the terminations described in clause (b) above; provided that if an Event of Default or Unmatured Event of Default exists on such Termination Date and either (i) the Borrower fails to pay in full all amounts payable to the Exiting Lenders or (ii) the Majority Lenders so request, then the participations of the Exiting Lenders in Facility LCs shall not terminate and no redetermination of the participations of the Lenders in Facility LCs shall be made until the earlier of the first Business Day after such Termination Date on which no Event of Default or Unmatured Event of Default exists and the date specified by the Majority Lenders in a notice to the Administrative Agent (which shall promptly advise each Lender). Nothing in the proviso clause to the preceding sentence shall affect the termination of the Commitment of an Exiting Lender on the relevant Termination Date (except with respect to such Exiting Lender’s participation in Facility LCs) or any Exiting Lender’s right to demand immediate repayment of all amounts owed to such Exiting Lender by the Borrower hereunder and to pursue remedies with respect thereto. Further, if at any time after the relevant Termination Date (x) the Borrower has not paid all principal, interest and facility fees payable to one or more Exiting Lenders hereunder and (y) the Lenders (excluding any Exiting Lender) elect to make

Advances, then all proceeds of such Advances shall be applied to pay the amounts owed by the Borrower to such Exiting Lenders (ratably based upon the amounts owed to such Lenders) until such principal, interest and facility fees have been paid in full.

SECTION 2.18 Optional Increase in Commitments. The Borrower may, from time to time, by means of a letter delivered to the Administrative Agent substantially in the form of Exhibit C, request that the Aggregate Commitment Amount be increased by an aggregate amount (for all such increases) not exceeding $1,000,000,000 by (a) increasing the Commitment Amount of one or more Lenders that have agreed to such increase (in their sole discretion) and/or (b) adding one or more commercial banks or other Persons as a party hereto (each an “Additional Lender”) with a Commitment Amount in an amount agreed to by any such Additional Lender; provided that (i) any increase in the Aggregate Commitment Amount shall be in an aggregate amount of $25,000,000 or a higher integral multiple of $1,000,000; (ii) no Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent and the LC Issuers (which consents shall not be unreasonably withheld) or if an Event of Default or an Unmatured Event of Default exists; (iii) subject to Section 8.07(h), no such increase shall be effective without the written consent of the LC Issuers (which consent shall not be unreasonably withheld or delayed); and (iv) the Borrower may not request an increase in the Aggregate Commitment Amount unless the Borrower has delivered to the Administrative Agent (with a copy for each Lender) a certificate (A) stating that any applicable governmental authority has approved such increase, (B) attaching evidence, reasonably satisfactory to the Administrative Agent, of each such approval and (C) stating that the representations and warranties contained in Section 4.01 are correct on and as of the date of such certificate as though made on and as of such date and that no Event of Default or Unmatured Event of Default exists on such date. Any increase in the Aggregate Commitment Amount pursuant to this Section 2.18 shall be effective three Business Days after the date on which the Administrative Agent has received and accepted the applicable increase letter in the form of Annex 1 to Exhibit C (in the case of an increase in the Commitment Amount of an existing Lender) or assumption letter in the form of Annex 2 to Exhibit C (in the case of the addition of a commercial bank or other Person as a new Lender). The Administrative Agent shall promptly notify the Borrower and the Lenders of any increase in the Aggregate Commitment Amount pursuant to this Section 2.18 and of the Commitment Amount and Pro Rata Share of each Lender after giving effect thereto. The Borrower shall prepay any Advances outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 8.04(b)) to the extent necessary to keep the outstanding Advances ratable among the Lenders in accordance with any revised Pro Rata Shares arising from any non-ratable increase in the Commitment Amounts under this Section 2.18; provided that, notwithstanding any other provision of this Agreement, the Administrative Agent, the Borrower and each increasing Lender and Additional Lender, as applicable, may make arrangements satisfactory to such parties to cause an increasing Lender or an Additional Lender to temporarily hold risk participations in the outstanding Advances of the other Lenders (rather than fund its Pro Rata Share of all outstanding Advances concurrently with the applicable increase) with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Aggregate Commitment Amount. To the extent that any increase pursuant to this Section 2.18 is not expressly authorized pursuant to resolutions or consents delivered pursuant to Section 3.01(b)(i), the Borrower shall, prior to the effectiveness of such increase, deliver to the Administrative Agent a certificate signed by an authorized officer of the Borrower certifying and attaching the resolutions or consents that have been adopted to approve or consent to such increase.

SECTION 2.19 Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unutilized portion of the Commitment of such Defaulting Lender pursuant to Section 2.03;

(b) the Commitment Amount and LC Obligations of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.01); provided that, any waiver, amendment or modification (i) requiring the consent of all Lenders or each affected Lender, which affects such Defaulting Lender differently than other affected Lenders or (ii) under Section 8.01(b), (c), (d) or (f) (except, in the case of Section 8.01(c) or (d), with respect to fees as contemplated under this Section 2.19), shall in each case require the consent of such Defaulting Lender;

(c) if any LC Obligations exist at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such LC Obligations shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Obligations does not exceed the total of all non-Defaulting Lenders’ Commitment Amounts, (y) the sum of each non-Defaulting Lender’s Revolving Credit Exposure plus the portion of such Defaulting Lender’s LC Obligations allocated to such non-Defaulting Lender does not exceed such non-Defaulting Lender’s Commitment Amount and (z) the conditions set forth in Section 3.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (after giving effect to any partial reallocation pursuant to clause (i) above) cash collateralize such Defaulting Lender’s LC Obligations in accordance with the procedures set forth in Section 2.16.12 for so long as such LC Obligation is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Obligations pursuant to this Section 2.19(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.16.4 with respect to such Defaulting Lender’s LC Obligations during the period such Defaulting Lender’s LC Obligations are cash collateralized;

(iv) if the LC Obligations of the non-Defaulting Lenders are reallocated pursuant to this Section 2.19(c), then the fees payable to the Lenders pursuant to Section 2.16.4 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and

(v) if any Defaulting Lender’s LC Obligations are neither cash collateralized nor reallocated pursuant to this Section 2.19(c), then, without prejudice to any rights or remedies of the LC Issuers or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Obligations) and letter of credit fees payable under Section 2.16.4 with respect to such Defaulting Lender’s LC Obligations shall be payable to the applicable LC Issuers until such LC Obligations are cash collateralized and/or reallocated; and

(d) so long as any Lender is a Defaulting Lender, no LC Issuer shall be required to issue, amend or increase any Facility LCs, unless it is satisfied that the related exposure and the Defaulting

Lender’s then outstanding LC Obligations will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(c), and participating interests in any such newly issued or increased Facility LC shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent, the Borrower, each LC Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Advances of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Advances in accordance with its Pro Rata Share.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to Effectiveness. This Agreement (including the Commitments of the Lenders and the obligations of the Borrower hereunder) shall become effective if, on or before April 15, 2011, all of the following conditions precedent have been satisfied:

(a) the Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the Borrower has paid (or will pay with the proceeds of the initial Credit Extensions) all amounts then payable by the Borrower under the Existing Credit Facility and that all commitments to make extensions of credit to the Borrower thereunder have been (or concurrently with the initial Advances will be) terminated;

(b) the Administrative Agent shall have received (i) a counterpart of this Agreement signed on behalf of each party hereto or (ii) written evidence (which may include electronic transmission of a signed signature page of this Agreement) that each party hereto has signed a counterpart of this Agreement and each of the following documents, each dated a date reasonably satisfactory to the Administrative Agent and otherwise in form and substance satisfactory to the Administrative Agent:

(i) Certified copies of resolutions of the Board of Directors or equivalent managing body of the Borrower approving the transactions contemplated by this Agreement and of all documents evidencing other necessary organizational action of the Borrower with respect to this Agreement and the documents contemplated hereby;

(ii) A certificate of the Secretary or an Assistant Secretary of Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the organizational documents of the Borrower, in each case in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance by the Borrower of this Agreement and the documents contemplated hereby;

(iii) A certificate signed by either the chief financial officer, principal accounting officer or treasurer of the Borrower stating that (A) the representations and warranties contained in Section 4.01 are correct on and as of the date of such certificate as though made on and as of such date and (B) no Event of Default or Unmatured Event of Default has occurred and is continuing on the date of such certificate; and

(iv) A favorable opinion of Ballard Spahr LLP, counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent; and

(c) the Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the Borrower has paid (or will pay with the proceeds of the initial Credit Extensions) all fees and, to the extent billed, expenses payable by the Borrower hereunder on the Effective Date (including amounts then payable to the Joint Active Lead Arrangers and the Agents).

Promptly upon the occurrence thereof, the Administrative Agent shall notify the Borrower, the Lenders and the LC Issuers as to the Effective Date.

SECTION 3.02 Conditions Precedent to All Credit Extensions. The obligation of each Lender to make any Advance and of each LC Issuer to issue or modify any Facility LC shall be subject to the conditions precedent that (a) the Effective Date shall have occurred and (b) on the date of such Credit Extension, the following statements shall be true (and (i) the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of Advances pursuant thereto and (ii) the request by the Borrower for the issuance or Modification of a Facility LC (as applicable) shall constitute a representation and warranty by the Borrower that on the date of the making of such Advances or the issuance or Modification of such Facility LC such statements are true):

(A) the representations and warranties of the Borrower contained in Section 4.01 (excluding the representations and warranties set forth in Section 4.01(e)(ii) and the first sentence of Section 4.01(f)) are correct on and as of the date of such Credit Extension, before and after giving effect to such Credit Extension and, in the case of the making of Advances, the application of the proceeds therefrom, as though made on and as of such date; and

(B) no event has occurred and is continuing, or would result from such Credit Extension or, in the case of the making of Advances, from the application of the proceeds therefrom, that constitutes an Event of Default or Unmatured Event of Default with respect to the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) The Borrower is a limited liability company (or after a transaction contemplated by Section 5.02(b)(iii), a corporation) duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

(b) The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s organizational powers, have been duly authorized by all necessary organizational action on the part of the Borrower, and do not and will not contravene (i) the organizational documents of the Borrower, (ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the properties of the Borrower or any Subsidiary.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement, except any order that has been duly obtained and is (i) in full force and effect and (ii) sufficient for the purposes hereof.

(d) This Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(e) (i) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2010 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Pricewaterhouse Coopers LLP, copies of which have been furnished to each Lender, fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates in accordance with GAAP; and (ii) since December 31, 2010, there has been no Material Adverse Change.

(f) Except as disclosed in the Borrower’s Annual, Quarterly or Current Reports, each as filed with the Securities and Exchange Commission and delivered to the Lenders prior to the Effective Date, there is no pending or threatened action, investigation or proceeding affecting the Borrower or any Subsidiary before any court, governmental agency or arbitrator that may reasonably be anticipated to have a Material Adverse Effect. There is no pending or threatened action or proceeding against the Borrower or any Subsidiary that purports to affect the legality, validity, binding effect or enforceability against the Borrower of this Agreement.

(g) No proceeds of any Advance have been or will be used directly or indirectly in connection with the acquisition of in excess of 5% of any class of equity securities that is registered pursuant to Section 12 of the Exchange Act or any transaction subject to the requirements of Section 13 or 14 of the Exchange Act.

(h) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the value of the assets of the Borrower and its Subsidiaries is represented by margin stock.

(i) The Borrower is not required to register as an “investment company” under the Investment Company Act of 1940.

(j) During the twelve consecutive month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension, no steps have been taken by the Borrower or any member of the Controlled Group or, to the knowledge of the Borrower, by any other Person to terminate any Plan (excluding any termination arising out of the institution by or against any ComEd Entity of any bankruptcy, insolvency or similar proceeding so long as such termination would not constitute an Event of Default or Unmatured Event of Default under Section 6.01(g)), and there has been no failure to satisfy the minimum funding standard described in Section 412(a)(2) of the Code with respect to any Single Employer Plan that would reasonably be expected to result in a lien pursuant to Section 430(k) of the Code. To the knowledge of the Borrower, no condition exists or event or transaction has occurred with respect to any Plan, which would reasonably be expected to result in the incurrence by the Borrower or any other member of the Controlled Group of any material liability (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business), fine or penalty (excluding any condition, event or transaction arising out of the institution by or against any ComEd Entity of any bankruptcy, insolvency or similar proceeding so long as such condition, event or transaction does not constitute an Event of Default or Unmatured Event of Default under Section 6.01(g)).

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01 Affirmative Covenants. The Borrower agrees that so long as any amount payable by the Borrower hereunder remains unpaid, any Facility LC remains outstanding or the Commitments have not been irrevocably terminated, the Borrower will, and, in the case of Section 5.01(a), will cause its Principal Subsidiaries to, unless the Majority Lenders shall otherwise consent in writing:

(a) Keep Books; Existence; Maintenance of Properties; Compliance with Laws; Insurance; Taxes.

(i) keep proper books of record and account, all in accordance with generally accepted accounting principles in the United States, consistently applied;

(ii) subject to Section 5.02(b), preserve and keep in full force and effect its existence;

(iii) maintain and preserve all of its properties (except such properties the failure of which to maintain or preserve would not have, individually or in the aggregate, a Material Adverse Effect) which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted;

(iv) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders (including those of any governmental authority and including with respect to environmental matters) to the extent the failure to so comply, individually or in the aggregate, would have a Material Adverse Effect;

(v) maintain insurance with responsible and reputable insurance companies or associations, or self-insure, as the case may be, in each case in such amounts and covering such contingencies, casualties and risks as is customarily carried by or self-insured against by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Principal Subsidiaries operate;

(vi) at any reasonable time and from time to time, pursuant to prior notice delivered to the Borrower, permit any Lender, or any agent or representative of any thereof, to examine and, at such Lender’s expense, make copies of, and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Principal Subsidiary and to discuss the affairs, finances and accounts of the Borrower and any Principal Subsidiary with any of their respective officers; provided that any non-public information (which has been identified as such by the Borrower or the applicable

Principal Subsidiary) obtained by any Lender or any of its agents or representatives pursuant to this clause (vi) shall be treated confidentially by such Person; provided, further, that such Person may disclose such information to (a) any other party to this Agreement, its examiners, Affiliates, outside auditors, counsel or other professional advisors in connection with this Agreement, (b) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under the Credit Agreement, (c) to any credit insurance provider or (d) if otherwise required to do so by law or regulatory process (it being understood that, unless prevented from doing so by any applicable law or governmental authority, such Person shall use reasonable efforts to notify the Borrower of any demand or request for any such information promptly upon receipt thereof so that the Borrower may seek a protective order or take other appropriate action);

(vii) use the proceeds of the Advances for general limited liability company or corporate purposes (including the refinancing of its commercial paper and the making of acquisitions), but in no event for any purpose that would be contrary to Section 4.01(g) or 4.01(h); and

(viii) pay, prior to delinquency, all of its federal income taxes and other material taxes and governmental charges, except to the extent that (a) such taxes or charges are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or (b) failure to pay such taxes or charges would not reasonably be expected to have a Material Adverse Effect.

(b) Reporting Requirements. Furnish to the Lenders:

(i) as soon as possible, and in any event within five Business Days after the occurrence of any Event of Default or Unmatured Event of Default with respect to the Borrower continuing on the date of such statement, a statement of an authorized officer of the Borrower setting forth details of such Event of Default or Unmatured Event of Default and the action which the Borrower proposes to take with respect thereto;

(ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a copy of the Borrower’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission with respect to such quarter (or, if the Borrower is not required to file a Quarterly Report on Form 10-Q, copies of an unaudited consolidated balance sheet of the Borrower as of the end of such quarter and the related consolidated statement of operations of the Borrower for the portion of the Borrower’s fiscal year ending on the last day of such quarter, in each case prepared in accordance with GAAP, subject to the absence of footnotes and to year-end adjustments), together with a certificate of an authorized officer of the Borrower stating that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if any such Event of Default or Unmatured Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

(iii) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the Borrower’s Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to such fiscal year (or, if the Borrower is not required to file an Annual Report on Form 10-K, the consolidated balance sheet of the Borrower and its subsidiaries as of the last day of such fiscal year and the related consolidated statements of operations, changes in shareholders’ equity (if applicable) and cash flows of the Borrower for such fiscal year, certified by PricewaterhouseCoopers LLP or other certified public accountants of recognized national standing), together with a certificate of an authorized officer of the Borrower stating that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if any such Event of Default or Unmatured Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

(iv) concurrently with the delivery of the quarterly and annual reports referred to in Sections 5.01(b)(ii) and 5.01(b)(iii), a compliance certificate in substantially the form set forth in Exhibit D, duly completed and signed by the Chief Financial Officer, Treasurer or an Assistant Treasurer of the Borrower;

(v) except as otherwise provided in clause (ii) or (iii) above, promptly after the sending or filing thereof, copies of all reports that the Borrower sends to its security holders generally, and copies of all Reports on Form 10-K, 10-Q or 8-K, and registration statements and prospectuses that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange (except to the extent that any such registration statement or prospectus relates solely to the issuance of securities pursuant to employee purchase, benefit or dividend reinvestment plans of the Borrower or a Subsidiary);

(vi) promptly upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a lien under section 430(k) of the Code, or the taking of any action with respect to a Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could result in the incurrence by the Borrower or any other member of the Controlled Group of any material liability, fine or penalty, notice thereof and a statement as to the action the Borrower or such member of the Controlled Group proposes to take with respect thereto;

(vii) promptly upon becoming aware thereof, notice of any change in the Moody’s Rating, the Fitch Rating or the S&P Rating; and

(viii) such other information respecting the condition, operations or business, financial or otherwise, of the Borrower or any Subsidiary as any Lender, through the Administrative Agent, may from time to time reasonably request (including any information that any Lender reasonably requests in order to comply with its obligations under any “know your customer” or anti-money laundering laws or regulations).

The Borrower may provide information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Section 5.01(b) and all other notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any communication that (i) relates to a request for a Credit Extension, (ii) relates to the payment of any amount due under this Agreement prior to the scheduled date therefor or any reduction of the Commitments, (iii) provides notice of any Event of Default or Unmatured Event of Default, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement or any Credit Extension hereunder or (v) relates to a request for an extension of the scheduled Termination Date pursuant to Section 2.17 or an increase in the Commitments pursuant to Section 2.18 (any non-excluded communication described above, a “Communication”), electronically (including by posting such documents, or providing a link thereto, on Exelon’s Internet website). Any document readily available on-line through the “Electronic Data Gathering Analysis and Retrieval” system (or any successor system thereof) maintained by the Securities and Exchange Commission (or any succeeding Governmental Authority), shall be deemed to have been furnished to the Administrative Agent for purposes of this Section 5.01(b) when the Borrower sends to the Administrative Agent notice (which may be by electronic mail) that such documents are so available. Notwithstanding the foregoing, the Borrower agrees that, to the extent requested by the Administrative Agent or any Lender, it will continue to provide “hard copies” of Communications to the Administrative Agent or such Lender, as applicable.

The Borrower further agrees that the Administrative Agent may make Communications available to the Lenders by posting such Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY COMMUNICATION OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY COMMUNICATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH ANY COMMUNICATION OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT SUCH DAMAGES ARE FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING THE FOREGOING, UNDER NO CIRCUMSTANCES SHALL THE ADMINISTRATIVE AGENT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF THE PLATFORM OR THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET.

Each Lender agrees that notice to it (as provided in the next sentence) specifying that a Communication has been posted to the Platform shall constitute effective delivery of such Communication to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Administrative Agent from time to time of the e-mail address to which the foregoing notice may be sent and (ii) that such notice may be sent to such e-mail address.

SECTION 5.02 Negative Covenants. The Borrower agrees that so long as any amount payable by the Borrower hereunder remains unpaid, any Facility LC remains outstanding or the Commitments have not been irrevocably terminated (except with respect to Section 5.02(a), which shall be applicable only as of the date hereof and at any time any Advance or Facility LC is outstanding or is to be made or issued, as applicable), the Borrower will not, without the written consent of the Majority Lenders:

(a) Limitation on Liens. Create, incur, assume or suffer to exist, or permit any Lien on its property, revenues or assets, whether now owned or hereafter acquired, except as follows:

(i) Liens imposed by law, such as carriers’, warehousemen’s, landlords’ repairmen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business;

(ii) Liens on the capital stock of or any other equity interest in any Subsidiary to secure Nonrecourse Indebtedness;

(iii) Liens for taxes, assessments or governmental charges, levies, or fines (including such amounts arising under environmental law) on property of the Borrower if the same shall not at the time be delinquent or thereafter can be paid without a material penalty, or are being contested in good faith and by appropriate proceedings;

(iv) Liens upon or in any property acquired in the ordinary course of business to secure the purchase price of such property or to secure any obligation incurred solely for the purpose of financing the acquisition of such property;

(v) Liens existing on property at the time of the acquisition thereof (other than any such Lien created in contemplation of such acquisition unless permitted by the preceding clause (iv));

(vi) Liens granted in connection with any financing arrangement for the purchase of nuclear fuel or the financing of pollution control facilities, limited to the fuel or facilities so purchased or acquired;

(vii) Liens arising in connection with sales or transfers of, or financing secured by, accounts receivable or related contracts, provided that any such sale, transfer or financing shall be on arms’ length terms;

(viii) Liens securing Permitted Obligations and reimbursement obligations in respect of letters of credit issued to support Permitted Obligations (for the avoidance of doubt, the Electric Reliability Council of Texas (ERCOT) program and any other similar agreement or arrangement, including with any Independent System Operator, are permitted under this clause (viii));

(ix) Permitted Encumbrances;

(x) Liens arising in connection with sale and leaseback transactions entered into by the Borrower, but only to the extent that the aggregate purchase price of all assets sold by the Borrower during the term of this Agreement pursuant to such sale and leaseback transactions does not exceed $1,000,000,000;

(xi) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, compensation arrangements, supplemental retirement plans arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, compensation arrangements, supplemental retirement plans or other social security or similar legislation;

(xii) Liens constituting attachment, judgment and other similar Liens arising in connection with court proceedings to the extent not constituting an Event of Default under Section 6.01(f);

(xiii) Liens created in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof (whether accrued or not), rights or claims against an insurer or other similar asset securing insurance premium financings;

(xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xv) Liens in the nature of rights of setoff, bankers’ liens, revocation, refund, chargeback, counterclaim, netting of cash amounts or similar rights as to deposit accounts, commodity accounts or securities accounts or other funds maintained with a credit or depository institution;

(xvi) Liens consisting of pledges of industrial development, pollution control or similar revenue bonds in connection with the remarketing of such bonds;

(xvii) Liens created under Section 2.19 and similar cash collateralization obligations relating to defaulting lenders and remedies upon default;

(xviii) Liens arising under leases or subleases, licenses or sublicenses granted to others that do not materially interfere with the ordinary course of business of the Borrower;

(xix) Liens resulting from any restriction on any equity interest (or project interest, interests in any energy facility (including undivided interests)) of a Person providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of equity interest (or project interest, interests in any energy facility (including undivided interests)) of such Person, to the extent a security interest or other Lien is created on any such interest as a result thereof;

(xx) Liens granted on cash or cash equivalents to defease or repay Indebtedness of the Borrower no later than 60 days after the creation of such Lien;

(xxi) Liens created in connection with sales, transfers, leases, assignment or other conveyances or dispositions of assets, including (A) Liens on assets or securities granted or deemed to arise in connection with and as a result of the execution, delivery or performance of contracts to purchase or sell such assets or securities, and (B) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any interest therein; and

(xxii) Liens, other than those described above in this Section 5.02(a), provided that the aggregate amount of all Debt secured by Liens permitted by this clause (xxii) shall not exceed in the aggregate at any one time outstanding $100,000,000.

(b) Mergers and Consolidations; Disposition of Assets. Merge with or into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or permit any Principal Subsidiary to do so, except that (i) any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Principal Subsidiary, (ii) any Principal Subsidiary may merge with or into or consolidate with or transfer assets to the Borrower, (iii) the Borrower may merge or consolidate with or into a Subsidiary thereof formed for the purpose of converting the Borrower into a corporation and (iv) the Borrower or any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Person; provided that, in each case, (A) immediately before and after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing (except in the case where any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Principal Subsidiary), (B) in the case of any such merger, consolidation or transfer of assets to which the Borrower is a party, either (x) the Borrower shall be the surviving entity or transferee (as applicable), or (y) the surviving entity or transferee (as applicable) shall be an Eligible Successor and shall have assumed all of the obligations of the Borrower under this Agreement and the Facility LCs pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall have received an opinion of counsel in form and substance satisfactory to it as to the enforceability of such obligations assumed and (C) subject to clause (B) above, in the case of any such merger, consolidation or transfer of assets to which any Principal Subsidiary is a party, a Principal Subsidiary shall be the surviving entity or transferee (as applicable).

(c) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 3.00 to 1.0.

(d) Continuation of Businesses. Engage, or permit any Subsidiary to engage, in any line of business which is material to the Borrower and its Subsidiaries, taken as a whole, other than businesses engaged in by the Borrower and its Subsidiaries as of the date hereof and reasonable extensions thereof.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01 Events of Default. If any of the following events shall occur and be continuing (any such event an “Event of Default”):

(a) The Borrower shall fail to pay (i) any principal of any Advance when the same becomes due and payable, (ii) any Reimbursement Obligation within one Business Day after the same becomes due and payable or (iii) any interest on any Advance or any other amount payable by the Borrower hereunder within three Business Days after the same becomes due and payable; or

(b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) pursuant to the terms of this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

(c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(a)(vii), Section 5.01(b)(i) or Section 5.02 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent (which notice shall be given by the Administrative Agent at the written request of any Lender); or

(d) The Borrower or any Principal Subsidiary shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount in excess of $100,000,000 in the aggregate (but excluding Debt hereunder and Nonrecourse Indebtedness) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, other than any acceleration of any Debt secured by equipment leases or fuel leases of the Borrower or a Principal Subsidiary as a result of the occurrence of any event requiring a prepayment (whether or not characterized as such) thereunder, which prepayment will not result in a Material Adverse Change; or

(e) The Borrower or any Principal Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Principal Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Principal Subsidiary shall take any corporate or limited liability company action to authorize or to consent to any of the actions set forth above in this Section 6.01(e); or

(f) One or more judgments or orders for the payment of money in an aggregate amount exceeding $100,000,000 (excluding any such judgments or orders to the extent covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has not denied coverage) shall be rendered against the Borrower or any Principal Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) (i) Any Reportable Event that the Majority Lenders determine in good faith is reasonably likely to result in the termination of any Single Employer Plan or in the appointment by the appropriate United States District Court of a trustee to administer a Single Employer Plan shall have occurred and be continuing 60 days after written notice to such effect shall have been given to the Borrower by the Administrative Agent; (ii) any Single Employer Plan shall be terminated; (iii) a Trustee shall be appointed by an appropriate United States District Court to administer any Single Employer Plan; (iv) the PBGC shall institute proceedings to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan; or (v) the Borrower or any other member of the Controlled Group withdraws from any Multiemployer Plan; provided that on the date of any event described in clauses (i) through (v) above, the Unfunded Liabilities of the applicable Plan exceed $100,000,000; and provided, further, that no event described in this Section 6.01(g) that arises out of the institution by or against any ComEd Entity of any bankruptcy, insolvency or similar proceeding shall constitute an Event of Default unless 15 days shall have elapsed after the Majority Lenders have reasonably determined, and notified the Borrower in writing, that such event has had or is reasonably likely to have a Material Adverse Effect (disregarding, solely for purposes of this Section 6.01(g), the proviso to clause (i) of the definition of Material Adverse Effect); or

(h) Exelon shall fail to own, directly or indirectly, free and clear of all Liens, 100% of the equity interests of the Borrower; provided that Exelon may distribute the membership interests (or, after a transaction contemplated by Section 5.02(b)(iii), the capital stock) of the Borrower to its shareholders so long as at the time of such distribution (and after giving effect thereto), (i) no Event of Default or Unmatured Event of Default exists, (ii) the Moody’s Rating, S&P Rating and Fitch Rating will be at least Baa3, BBB-, and BBB-, respectively, and (iii) the Borrower’s pro forma Interest Coverage Ratio will not be less than 3.00 to 1.0; or

(i) A Change in Control shall occur;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, (i) declare the respective Commitments of the Lenders and the commitment of the LC Issuers to issue Facility LCs to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the outstanding principal amount of the Advances, all interest thereon and all other amounts payable under this Agreement by the Borrower (including all contingent LC Obligations) to be forthwith due and payable, whereupon the outstanding principal amount of the Advances, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of an Event of Default under Section 6.01(e), (A) the obligation of each Lender to make any Advance to the Borrower and the obligation of each LC Issuer to issue Facility LCs shall automatically be terminated and (B) the outstanding principal amount of all Advances, all interest thereon and all other amounts payable by the Borrower hereunder (including all contingent LC Obligations) shall automatically and immediately become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower; provided that any amounts provided by Borrower pursuant to the foregoing as a result of the occurrence of an Event of Default relating to contingent LC Obligations shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

ARTICLE VII

THE AGENTS

SECTION 7.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the obligations of the Borrower hereunder), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

SECTION 7.02 Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their respective own gross negligence or willful misconduct. Without limiting the generality of the foregoing: (i) the Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) the Administrative Agent makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) the Administrative Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) the Administrative Agent shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) the Administrative Agent shall not incur any liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03 Administrative Agent and Affiliates. With respect to its Commitment, Advances and other rights and obligations hereunder in its capacity as a Lender, JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall include JPMCB in its individual capacity. JPMCB and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any such Affiliate, all as if it were not Administrative Agent and without any duty to account therefor to the Lenders.

SECTION 7.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are reimbursable by the Borrower but for which the Administrative Agent is not reimbursed by the Borrower.

SECTION 7.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank described in clause (i) or (ii) of the definition of “Eligible Assignee” having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if no Event of Default or Unmatured Event of Default shall have occurred and be continuing, then no successor Administrative Agent shall be appointed under this Section 7.06 without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.

SECTION 7.07 Co-Documentation Agents, Co-Syndication Agents, Joint Active Lead Arrangers, Joint Passive Arrangers, Joint Active Bookrunners and Joint Passive Bookrunners. The titles “Co-Documentation Agents,” “Co-Syndication Agents”, “Joint Active Lead Arrangers”, “Joint Passive Arrangers”, “Joint Active Bookrunners”, and “Joint Passive Bookrunners” (each, in such capacity or capacities, a “Titled Person”) are purely honorific, and no Person designated as a Titled Person shall have any duties or responsibilities in such capacity and no Titled Person shall have or be deemed to have any fiduciary relationship with any Lender or with the Borrower or any of its Affiliates.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Amendments, Etc. Subject to Section 2.19, no amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and, in the case of an amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Lenders (other than any Lender that is the Borrower or an Affiliate thereof), do any of the following: (a) waive or amend any of the conditions specified in Section 3.01 or 3.02, (b) increase or extend the Commitments of the Lenders (other than pursuant to Section 2.17 or 2.18) or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, any Advance, any Reimbursement Obligation or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, any Advance, any Reimbursement Obligation or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or the definition of Majority Lenders, (f) amend this Section 8.01 or (g) waive or amend any provision regarding pro rata sharing or otherwise relates to the distribution of payments among Lenders; provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement; (ii) no amendment, waiver or consent shall, unless in writing and signed by each LC Issuer, in addition to the Lenders required above to take such action, affect the rights or duties of such LC Issuer under this Agreement; and (iii) no amendment, waiver or consent shall amend, modify or waive Section 2.19 without the prior written consent of the Administrative Agent and each LC Issuer.

SECTION 8.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, sent by facsimile or delivered, if to the Borrower, at 10 S. Dearborn, 54th Floor, Chicago, IL 60603, Attention: Matthew F. Hilzinger, facsimile: (312) 394-5215; if to any Lender, at its Domestic Lending Office specified in its Administrative Questionnaire or in the Assignment and Assumption pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 1111 Fannin St., 10th Floor, Houston, TX 77002, Attention: Brenda Alleyne, facsimile: (713) 750-2666 or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective (a) if mailed, three Business Days after being deposited in the U.S. mail, postage prepaid, (b) if sent by facsimile, when such facsimile is sent (except that if not sent during normal business hours for the recipient, such facsimile shall be deemed to have been sent at the opening of business on the next Business Day for the recipient), and (c) otherwise, when delivered, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

SECTION 8.03 No Waiver; Remedies. No failure on the part of any Lender, any LC Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04 Costs and Expenses; Indemnification.

(a) The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent and the Joint Active Lead Arrangers in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement and the other documents to be delivered hereunder, including the reasonable fees, internal charges and out-of-pocket expenses of counsel (including in-house counsel) for the Administrative Agent and the Joint Active Lead Arrangers with respect thereto and with respect to advising the Administrative Agent and the Joint Active Lead Arrangers as to their respective rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including counsel fees and expenses of outside counsel and of internal counsel), incurred by the Administrative Agent, any LC Issuer or any Lender in connection with the collection and enforcement (whether through negotiations, legal proceedings or otherwise) of the Borrower’s obligations under this Agreement and the other documents to be delivered by the Borrower hereunder, including reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

(b) If any payment of principal of, or any conversion of, any Eurodollar Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or conversion pursuant to Section 2.09 or 2.12 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amount required to compensate such Lender for any additional loss, cost or expense which it may reasonably incur as a result of such payment or conversion, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(c) The Borrower agrees to indemnify and hold each Lender, each LC Issuer, each Agent and each of their respective Affiliates, officers, directors, advisors, agents and employees (each, an “Indemnified Person”) harmless from and against any claim, damage, loss, liability, cost or expense (including reasonable attorney’s fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may pay or incur arising out of or relating to this Agreement or the transactions contemplated hereby, or the use by the Borrower or any Subsidiary of the proceeds of any Advance; provided that the Borrower shall not be liable for any portion of any such claim, damage, loss, liability, cost or expense resulting from such Indemnified Person’s gross negligence or willful misconduct as determined in a final non-appealable order of a court of competent jurisdiction. The Borrower’s obligations under this Section 8.04(c) shall survive the repayment of all amounts owing by the Borrower to the Lenders and the Administrative Agent under this Agreement and the termination of the Commitments and this Agreement. If and to the extent that the obligations of the Borrower under this Section 8.04(c) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law. This Section 8.04(c) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of the Borrower’s equityholders or creditors, an Indemnified Person or any other person or entity, whether or not an Indemnified Person is otherwise a party thereto.

SECTION 8.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees to notify the Borrower promptly after any such set-off and application made by such Lender or Affiliate thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

SECTION 8.06 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, provided that (except as permitted by Section 5.02(b)(iii)) the Borrower shall not have the right to assign rights hereunder or any interest herein without the prior written consent of all Lenders.

SECTION 8.07 Assignments and Participations.

(a) Each Lender may, with the prior written consent of the Borrower, each LC Issuer and the Administrative Agent (which consents shall not be unreasonably withheld or delayed), and if demanded by the Borrower pursuant to Section 8.07(g) shall to the extent required by such Section, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and its participation in Facility LCs); provided that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement, (ii) the Commitment Amount of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $5,000,000 or, if less, the entire amount of such Lender’s Commitment, and shall be an integral multiple of $1,000,000 or such Lender’s entire Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which shall be payable by one or more of the parties to the Assignment and Assumption, and not by the Borrower (except in the case of a demand under Section 8.07(g)), and shall not be payable if the assignee is a Federal Reserve Bank), (v) the consent of the Borrower shall not be required after the occurrence and during the continuance of any Event of Default, and (vi) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto (although an assigning Lender shall continue to be entitled to indemnification pursuant to Section 8.04(c)). Notwithstanding anything contained in this Section 8.07(a) to the contrary, (A) the consent of the Borrower and the Administrative Agent shall not be required with respect to any assignment by any Lender to an Affiliate of such Lender or to another Lender or to an Approved Fund, and (B) any Lender may at any time, without the consent of the Borrower, any LC Issuer or the Administrative Agent, and without any requirement to have an Assignment and Assumption executed, assign all or any part of its rights under this Agreement to a Federal Reserve Bank, provided that no such assignment shall release the transferor Lender from any of its obligations hereunder.

For the purposes of this Section 8.07(a), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(b) By executing and delivering an Assignment and Assumption, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment Amount of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit A (including any necessary consents of the Administrative Agent, the LC Issuers and the Borrower), (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(e) Any Lender may, without the consent of the Borrower, any LC Issuer or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.01 that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.14 and 8.04(b) (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.15 and 8.07(g) as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.11 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Advances or its other obligations hereunder) except to the extent that such disclosure is necessary to establish that such Commitment, Advance, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender (subject to customary exceptions regarding regulatory requirements, compliance with legal process and other requirements of law).

(g) If any Lender (i) shall make demand for payment under Section 2.11(a), 2.11(b) or 2.14, (ii) shall deliver any notice to the Administrative Agent pursuant to Section 2.12 resulting in the suspension of certain obligations of the Lenders with respect to Eurodollar Advances, (iii) does not consent to an amendment or waiver that requires the consent of all Lenders and has been approved by the Majority Lenders, or (iv) is a Defaulting Lender, then (A) in the case of clause (i), within 60 days after such demand (if, but only if, the payment demanded under Section 2.11(a), 2.11(b) or 2.14 has been made by the Borrower), (B) in the case of clause (ii), within 60 days after such notice (if such suspension is still in effect), (C) in the case of clause (iii), within 60 days after the date the Majority Lenders approve the applicable amendment or waiver, or (D) in the case of clause (v), at any time so long as such Lender continues to be a Defaulting Lender, as the case may be, the Borrower may demand that such Lender assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Borrower and reasonably acceptable to the Administrative Agent and the LC Issuers all (but not less than all) of such Lender’s rights and obligations hereunder within the next succeeding 30 days; provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations in LC Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignee for all of such Lender’s Commitment, Advances and participation in Facility LCs, then such Lender may (but shall not be required to) assign such Commitment and Advances to any other Eligible Assignee in accordance with this Section 8.07 during such period. No replacement of a Defaulting Lender pursuant to this Section 8.07(g) shall be deemed to be a waiver of any right that the Borrower, the Administrative Agent, any LC Issuer or any other Lender may have against such Defaulting Lender. In the event that a Lender assigns any Eurodollar Advances pursuant to this Section 8.07(g), such assignment shall be deemed to be a prepayment by the Borrower of such Eurodollar Advances for purposes of Section 8.04(b).

(h) If any LC Issuer does not consent to (A) a request by the Borrower to extend the Existing Termination Date pursuant to Section 2.17 or (B) a request by the Borrower to increase the Aggregate Commitment Amount pursuant to Section 2.18, the Borrower may upon written notice to the Administrative Agent and such LC Issuer, (i) reduce the LC Sublimit by an amount equal to such LC Issuer’s LC Pro Rata Share of the LC Sublimit and such LC Issuer shall cease to be an LC Issuer as of the date of such notice by the Borrower pursuant to this Section 8.07(h) (in which case the consent of such LC Issuer shall not be required under Section 2.17 or 2.18) or (ii) require such LC Issuer to assign and delegate its rights and obligations hereunder, as an LC Issuer and as a Lender in accordance with Section 8.07(g), and, in each case, the Borrower shall make arrangements satisfactory to such LC Issuer with respect to any Facility LCs previously issued by such LC Issuer.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Bank”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Bank would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 8.07, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advance to the Granting Bank or to any financial institution (consented to by the Borrower and Administrative Agent, which consents shall be unreasonably withheld or delayed) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 8.07(i) may not be amended in any manner which adversely affects a Granting Bank or an SPC without the written consent of such Granting Bank or SPC.

SECTION 8.08 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

SECTION 8.09 Consent to Jurisdiction; Certain Waivers. (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND ANY UNITED STATES DISTRICT COURT SITTING IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

SECTION 8.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER

THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.11 Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 8.12 USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, the Administrative Agent and the Lenders will ask for the Borrower’s name, tax identification number and business address and other information that will allow the Administrative Agent and the Lenders to identify the Borrower. The Administrative Agent and the Lenders may also ask to see the Borrower’s legal organizational documents or other identifying documents.

SECTION 8.13 No Advisory or Fiduciary Responsibility. In connection with all aspects of the transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the other Agents, the Joint Lead Arrangers, the LC Issuers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the other Agents, the Joint Lead Arrangers, the LC Issuers and the Lenders on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby; (ii) (A) the Administrative Agent, each other Agent, each Joint Lead Arranger, each LC Issuer and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, any other Agent, any Joint Lead Arranger, any LC Issuer nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (iii) the Administrative Agent, the other Agents, the Joint Lead Arrangers, the LC Issuers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, any other Agent, any Joint Lead Arranger, any LC Issuer nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the other Agents, the

Joint Lead Arrangers, the LC Issuers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 8.14 Termination of Existing Credit Facility. JPMorgan Chase Bank, N.A., as administrative agent under the Existing Credit Facility, the Borrower and each Lender that is a party to the Existing Credit Facility (together with other Lenders that are parties to the Existing Credit Facility constitute the “Majority Lenders” under and as defined in the Existing Credit Facility) agree that concurrently with the effectiveness hereof pursuant to Section 3.01, all commitments to extend credit under the Existing Credit Facility shall terminate and be of no further force or effect (without regard to any requirement in the Existing Credit Facility for prior notice of termination of such commitments).

SECTION 8.15 Conversion of Currencies.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 8.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

[Signature Pages Follow]

SCHEDULE I

PRICING SCHEDULE

The “Applicable Margin,” the “LC Fee Rate” and the “Facility Fee Rate” for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Pricing Level that exists on such day:

Pricing Level	Debt Rating S&P/Moody’s/Fitch	Applicable Margin for Eurodollar Advances and LC Fee Rate	Applicable Margin for Base Rate Advances	Facility Fee Rate
I	≥ A/A2/A	1.000%	0.000%	0.125%
II	≥ A-/A3/A-	1.100%	0.100%	0.150%
III	BBB+/Baa1/BBB+	1.300%	0.300%	0.200%
IV	BBB/Baa2/BBB	1.500%	0.500%	0.250%
V	BBB-/Baa3/BBB-	1.700%	0.700%	0.300%
VI	≤ BB+/Ba1/BB+	1.850%	0.850%	0.400%

For the purposes of the foregoing (but subject to the final paragraph of this Pricing Schedule):

“Debt Rating” means, as of any date of determination, the Fitch Rating, the Moody’s Rating or the S&P Rating.

“Fitch” means Fitch, Inc.

“Fitch Rating” means, at any time, the rating issued by Fitch and then in effect with respect to the Borrower’s senior unsecured long-term public debt securities without third-party credit enhancement.

“Moody’s” means Moody’s Investors Service, Inc.

“Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Borrower’s senior unsecured long-term public debt securities without third-party credit enhancement.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Borrower’s senior unsecured long-term public debt securities without third-party credit enhancement.

For purposes of the foregoing, (a) at any time that Debt Ratings are available from each of S&P, Moody’s and Fitch and there is a split among such Debt Ratings, then (i) if any two of such Debt Ratings are in the same level, such level shall apply or (ii) if each of such Debt Ratings is in a different level, the level that is the middle level shall apply and (b) at any time that Debt Ratings are available only from any

II-1

two of S&P, Moody’s and Fitch and there is a split in such Debt Ratings, then the higher* of such Debt Ratings shall apply, unless there is a split in Debt Ratings of more than one level, in which case the level that is one level higher than the lower Debt Rating shall apply. The Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings. If the rating system of S&P, Moody’s or Fitch shall change, the Borrower and the Administrative Agent shall negotiate in good faith to amend the definition of “Debt Rating” to reflect such changed rating system and, pending the effectiveness of such amendment (which shall require the approval of the Majority Lenders), the Debt Rating shall be determined by reference to the rating most recently in effect prior to such change. If the Borrower has no Fitch Rating, no Moody’s Rating and no S&P Rating, Pricing Level VI shall apply.

*	It being understood and agreed, by way of example, that a Debt Rating of A- is one level higher than a Debt Rating of BBB+.

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SCHEDULE II

COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$306,406,250.00
Bank of America, N.A	$306,406,250.00
Barclays Bank PLC	$306,406,250.00
The Royal Bank of Scotland plc	$306,406,250.00
BNP Paribas	$306,406,250.00
Citibank, N.A.	$306,406,250.00
The Bank of Nova Scotia	$306,406,250.00
Wells Fargo Bank, N.A.	$306,406,250.00
Credit Suisse AG, Cayman Islands Branch	$260,859,375.00
Deutsche Bank AG New York Branch	$260,859,375.00
Goldman Sachs Bank USA	$260,859,375.00
Mizuho Corporate Bank, Ltd.	$260,859,375.00
Morgan Stanley Bank, N.A.	$260,859,375.00
Royal Bank of Canada	$260,859,375.00
U.S. Bank National Association	$260,859,375.00
UBS Loan Finance LLC	$260,859,375.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$190,468,750.00
Union Bank, N.A.	$115,937,500.00
The Bank of New York Mellon	$103,515,625.00
The Northern Trust Company	$103,515,625.00
CIBC Inc.	$82,812,500.00
KeyBank National Association	$82,812,500.00
PNC Bank, National Association	$82,812,500.00
TOTAL	$5,300,000,000.00

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EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) other than claims for indemnification or reimbursement with respect to any period prior to Effective Date (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [and is an Affiliate of Assignor]

3.	Borrower: Exelon Generation Company, LLC

4.	Administrative Agent: JPMorgan Chase Bank, N.A.

5.	Credit Agreement: Credit Agreement, dated as of March 23, 2011, among the Borrower, the Lenders party thereto, and the Administrative Agent.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/ Outstanding Credit Exposure for all Lenders*	Amount of Commitment/ Outstanding Credit Exposure Assigned*	Percentage Assigned of Commitment/ Outstanding Credit Exposure[1]
	$	$	%
	$	$	%
	$	$	%

7.	Trade Date: [2]

Effective Date:                 , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:
Title:

[Consented to and]3 Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Title:

[Consented to:]4

[NAME OF RELEVANT PARTY]

By:

Title:

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[2]	Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of the Borrower and/or other parties (e.g. LC Issuer) is required by the terms of the Credit Agreement.

ANNEX 1

TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Credit Extensions or the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Credit Agreement will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

ADMINISTRATIVE QUESTIONNAIRE

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

EXHIBIT B

FORM OF NOTICE OF BORROWING

[Date]

JPMorgan Chase Bank, N.A.,

as Administrative Agent,

and the Lenders that are parties to

the Credit Agreement referred to below

1111 Fannin St., 10th Floor

Houston, TX 77002

Attention: Utilities Department

North American Finance Group

Ladies and Gentlemen:

The undersigned, Exelon Generation Company, LLC (the “Borrower”), refers to the Credit Agreement, dated as of March 23, 2011, among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”), and hereby gives you notice, irrevocably, pursuant to Section 2.02(a) of the Credit Agreement that the undersigned requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is                      , 20    .

(ii) The Type of Advances to be made in connection with the Proposed Borrowing is [Base Rate Advances] [Eurodollar Advances].

(iii) The aggregate amount of the Proposed Borrowing is $            .

(iv) The Interest Period for each Eurodollar Advance made as part of the Proposed Borrowing is [14 days] [ month[s]].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties of the undersigned contained in Section 4.01 of the Credit Agreement (excluding the representations and warranties set forth in Section 4.01(e) and the first sentence of Section 4.01(f) of the Credit Agreement) are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

(B) no event has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or Unmatured Event of Default; and

B-1

(C) after giving effect to the Proposed Borrowing, the undersigned will not have exceeded any limitation on its ability to incur indebtedness (including any limitation imposed by any governmental or regulatory authority).

Very truly yours,

EXELON GENERATION COMPANY, LLC

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF INCREASE REQUEST

                , 20

JPMorgan Chase Bank, N.A., as Administrative Agent

under the Credit Agreement referred to below

Ladies/Gentlemen:

Please refer to the Credit Agreement dated as of March 23, 2011 among Exelon Generation Company, LLC, as borrower (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

In accordance with Section 2.18 of the Credit Agreement, the Borrower hereby requests an increase in the Aggregate Commitment Amount from $            to $            . Such increase shall be made by [increasing the Commitment Amount of             from $            to $            ] [adding             as a Lender under the Credit Agreement with a Commitment Amount of $            ] as set forth in the letter attached hereto. Such increase shall be effective three Business Days after the date that the Administrative Agent accepts the letter attached hereto or such other date as is agreed among the Borrower, the Administrative Agent and the [increasing] [new] Lender.

The Borrower certifies that (A) the representations and warranties contained in Section 4.01 of the Credit Agreement will be correct on the date of the increase requested hereby, before and after giving effect to such increase, as though made on and as of such date; and (B) no event has occurred and is continuing, or shall have occurred and be continuing as of the date of the increase requested hereby, that constitutes an Event of Default or Unmatured Event of Default.

Very truly yours,

EXELON GENERATION COMPANY, LLC

By:

Name:

Its:

ANNEX I TO EXHIBIT C

            , 20

JPMorgan Chase Bank, N.A., as Administrative Agent

under the Credit Agreement referred to below

Ladies/Gentlemen:

Please refer to the letter dated             , 20            from Exelon Generation Company, LLC (the “Borrower”) requesting an increase in the Aggregate Commitment Amount from $            to $            pursuant to Section 2.18 of the Credit Agreement dated as of March 23, 2011 among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to increase its Commitment Amount under the Credit Agreement from $            to $            effective on the date which is three Business Days after the acceptance hereof by the Administrative Agent or on such other date as may be agreed among the Borrower, the Administrative Agent and the undersigned.

Very truly yours,

[NAME OF INCREASING LENDER]

By:

Title:

Accepted as of

                , 20

JPMORGAN CHASE BANK, N.A.,

  as Administrative Agent

By:
Name:
Title:

ANNEX II TO EXHIBIT C

            , 20

JPMorgan Chase Bank, N.A., as Administrative Agent

under the Credit Agreement referred to below

Ladies/Gentlemen:

Please refer to the letter dated             , 20            from Exelon Generation Company, LLC (the “Borrower”) requesting an increase in the Aggregate Commitment Amount from $            to $            pursuant to Section 2.18 of the Credit Agreement dated as of March 23, 2011 among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to become a Lender under the Credit Agreement with a Commitment Amount of $            effective on the date which is three Business Days after the acceptance hereof, and consent hereto, by the Administrative Agent or on such other date as may be agreed among the Borrower, the Administrative Agent and the undersigned.

The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Borrower pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Lender under the Credit Agreement.

The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent may reasonably request in connection with the transactions contemplated by this letter.

The following administrative details apply to the undersigned:

(A)	Notice Address:

Legal name:
Address:

Attention:
Telephone:	( )
Facsimile:	( )

(B)	Payment Instructions:

Account No.:
At:

Reference:
Attention:

The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement.

Very truly yours,

[NAME OF NEW LENDER]

By:
Title:

Accepted as of             , 20

JPMORGAN CHASE BANK, N.A.,

  as Administrative Agent

By:
Name:
Title:

EXHIBIT D

FORM OF ANNUAL AND QUARTERLY COMPLIANCE CERTIFICATE

                , 20

Pursuant to the Credit Agreement, dated as of March 23, 2011, among Exelon Generation Company, LLC (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”), the undersigned, being             of the Borrower, hereby certifies on behalf of the Borrower as follows:

1. [Delivered] [Posted concurrently]* herewith are the financial statements prepared pursuant to Section 5.01(b)[(ii)/(iii)] of the Credit Agreement for the fiscal             ended             , 20        . All such financial statements comply with the applicable requirements of the Credit Agreement.

*Applicable language to be used based on method of delivery.

2. Schedule I hereto sets forth in reasonable detail the information and calculations necessary to establish the Borrower’s compliance with the provisions of Section 5.02(c) of the Credit Agreement as of the end of the fiscal period referred to in paragraph 1 above.

3. (Check one and only one:)

            No Event of Default or Unmatured Event of Default has occurred and is continuing.

            An Event of Default or Unmatured Event of Default has occurred and is continuing, and the document(s) attached hereto as Schedule II specify in detail the nature and period of existence of such Event of Default or Unmatured Event of Default as well as any and all actions with respect thereto taken or contemplated to be taken by the Borrower.

4. The undersigned has personally reviewed the Credit Agreement, and this certificate was based on an examination made by or under the supervision of the undersigned sufficient to assure that this certificate is accurate.

5. Capitalized terms used in this certificate and not otherwise defined shall have the meanings given in the Credit Agreement.

EXELON GENERATION COMPANY, LLC

By
Name:
Title:

Date:  ______________________________

D-1

EXHIBIT E

FORMS OF U.S. TAX CERTIFICATE

[See Attached Forms]

E-1

EXHIBIT E-1

[FORM OF U.S. TAX CERTIFICATE]

(FOR NON-U.S. LENDERS THAT ARE NOT PARTNERSHIPS

FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of March 23, 2011, among Exelon Generation Company, LLC (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 2.14 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advances and interests in Facility LCs in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER ]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT E-2

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Lenders That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 23, 2011, among Exelon Generation Company, LLC (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 2.14 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advances and interests in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such interests in Facility LCs, (iii) with respect to the extension of credit pursuant to the Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT E-3

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 23, 2011, among Exelon Generation Company, LLC (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 2.14 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT E-4

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Participants That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 23, 2011, among Exelon Generation Company, LLC (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 2.14 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT ]

By:
Name:
Title:

Date:	, 20[ ]